                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                          PROXY STATEMENT PURSUANT TO
              SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /
    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                       RJR NABISCO HOLDINGS CORP.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

                                       RJR NABISCO HOLDINGS CORP.
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount previously paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement no.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]

                           RJR NABISCO HOLDINGS CORP.
                          1301 AVENUE OF THE AMERICAS
                            NEW YORK, NY 10019-6013

                                                                  March   , 1997

Dear Stockholder:

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders of RJR Nabisco Holdings Corp. (the "Company"). The meeting will be held at 9:00 a.m. (local time) on Wednesday, April 16, 1997 at The M.C. Benton, Jr. Convention & Civic Center, 301 West Fifth Street, Winston-Salem, North Carolina 27102.

    At this year's stockholders meeting you are being asked to elect nine directors, ratify the appointment of Deloitte & Touche LLP as independent auditors, approve the amendment and restatement of the Company's 1990 Long Term Incentive Plan and consider certain stockholder proposals, if presented by their proponents. The Board of Directors unanimously recommends a vote FOR the directors recommended by the Board, FOR ratification of the appointment of Deloitte & Touche LLP as independent auditors, FOR the amendment and restatement of the Company's 1990 Long Term Incentive Plan and AGAINST all other proposals. Accordingly, please give careful attention to these proxy materials. RJR Nabisco's 1996 Annual Report will be printed shortly and sent to stockholders under separate cover.

    It is important that your shares be represented and voted at the Annual Meeting regardless of the size of your holdings. Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the accompanying proxy card in the enclosed envelope in order to make certain that your shares will be represented at the Annual Meeting.

    We anticipate that a large number of stockholders will attend the meeting. Seating is limited, so we suggest you arrive early. The auditorium will open at 8:30 a.m.

    If you are a stockholder and plan to attend, you MUST request an admittance ticket by writing to the Office of the Secretary at the address shown above. If your shares are not registered in your own name, evidence of your stock ownership must accompany your letter. You can obtain this evidence from your bank or brokerage firm, typically in the form of your most recent monthly statement. An admittance ticket will be held in your name at the registration desk, not mailed to you in advance of the meeting.

    Remember, attendance at the Annual Meeting will be limited to stockholders as of the Record Date and to guests of the Company. Admittance tickets will be required.

    If you have any questions please contact our proxy solicitors, MacKenzie Partners, Inc., at the phone numbers listed on the back cover.

    Thank you for your support and continued interest in RJR Nabisco.

Sincerely,

              [LOGO]

STEVEN F. GOLDSTONE
CHAIRMAN AND CHIEF EXECUTIVE OFFICER

             YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING WHITE
           PROXY CARD WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                                     [LOGO]

                           RJR NABISCO HOLDINGS CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 16, 1997

To the Stockholders:

    The Annual Meeting of Stockholders of RJR Nabisco Holdings Corp., a Delaware corporation (the "Company"), will be held at The M.C. Benton, Jr. Convention & Civic Center, 301 West Fifth Street, Winston-Salem, North Carolina 27102 at 9:00 a.m., local time, on Wednesday, April 16, 1997 for the following purposes:

        1. To elect nine Directors to serve until the 1998 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

        2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company's 1997 fiscal year;

        3. To approve the amendment and restatement of the Company's 1990 Long Term Incentive Plan;

        4. To act on eight stockholder proposals if presented by their proponents; and

        5. To transact such other business as may be properly brought before the meeting and any adjournments or postponements thereof.

    Only holders of record of the Company's Common Stock, Series C Conversion Preferred Stock and ESOP Convertible Preferred Stock as of the close of business on March 3, 1997 are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. A list of such stockholders may be examined for any purpose germane to the meeting during the ten-day period preceding the date of the meeting at the offices of Womble Carlyle Sandridge & Rice, BB&T Financial Center, 200 West Second Street, Suite 1600, Winston-Salem, North Carolina, 27102.

                                          H. COLIN MCBRIDE
                                          VICE PRESIDENT AND SECRETARY

New York, New York
March   , 1997

        YOUR VOTE IS IMPORTANT. ACCORDINGLY, YOU ARE URGED TO COMPLETE,
            SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD
                 WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING.

                          PRELIMINARY PROXY STATEMENT
                            (SUBJECT TO COMPLETION)

                           RJR NABISCO HOLDINGS CORP.
                          1301 AVENUE OF THE AMERICAS
                            NEW YORK, NY 10019-6013

    This Proxy Statement and enclosed form of proxy are being furnished
commencing on or about March   , 1997 in connection with the solicitation by the
Board of Directors (the "Board") of RJR Nabisco Holdings Corp., a Delaware corporation (the "Company"), of proxies in the enclosed form for use at the annual meeting of stockholders (the "Annual Meeting") to be held on Wednesday, April 16, 1997 for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

    A proxy card is enclosed for your use. THE BOARD URGES YOU TO COMPLETE, SIGN, DATE AND RETURN THE WHITE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States.

    IF YOUR SHARES ARE HELD IN THE NAME OF A BANK, BROKER, OR OTHER NOMINEE, ONLY YOUR BANK OR BROKER CAN VOTE YOUR SHARES AND ONLY UPON YOUR SPECIFIC INSTRUCTIONS. PLEASE CONTACT THE PERSON RESPONSIBLE FOR YOUR ACCOUNT AND INSTRUCT HIM OR HER TO VOTE THE WHITE PROXY CARD AS SOON AS POSSIBLE.

    If you have any questions or need further assistance in voting your shares, please call:

                            MACKENZIE PARTNERS, INC.
                                156 FIFTH AVENUE
                               NEW YORK, NY 10010
                            (212) 929-5500 (COLLECT)
                                       OR
                         CALL TOLL FREE 1-800-322-2885

VOTING

    Only holders of record of the Company's voting securities as of the close of business on March 3, 1997 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of December 31, 1996, the following shares of voting securities were outstanding:
270,197,008 shares of Common Stock, par value $.01 per share ("Common Stock"), 26,675,000 shares of Series C Conversion Preferred Stock, par value $.01 per share ("PERCS"), and 14,558,920 shares of ESOP Convertible Preferred Stock, par value $.01 per share and stated value of $16 per share ("ESOP Preferred Stock"). All of the shares of PERCS are held by First Chicago Trust Company of New York ("First Chicago") as Depositary for the holders of the Series C Depositary Shares ("Series C Depositary Shares"). Each Series C Depositary Share represents one-tenth ( 1/10) of a share of PERCS.

    The Common Stock, the ESOP Preferred Stock and the PERCS vote as a single class on all matters properly brought before the Annual Meeting. Holders of Common Stock are entitled to one (1) vote per share, and holders of ESOP Preferred Stock and PERCS are entitled to one-fifth ( 1/5) of a vote per share. The PERCS will be voted by First Chicago in accordance with directions received from holders of the Series C Depositary Shares, as described below. Consequently, holders of Series C Depositary Shares are entitled to direct First Chicago with respect to one-fiftieth ( 1/50) of a vote per Series C Depositary Share.

    Any proxy given pursuant to this solicitation and received in time for the meeting will be voted as specified in such proxy. If the enclosed proxy card is executed and returned without instructions as to how it is to be voted, proxies will be voted FOR the election of the nominees listed below under the caption "Election of Directors--Information Concerning Nominees," FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company's 1997 fiscal year, FOR the amendment and restatement of the Company's 1990 Long Term Incentive Plan, AGAINST the eight stockholder proposals and in the discretion of the proxies named on the proxy card with respect to any other matters properly brought before the Annual Meeting and any adjournments thereof. Any proxy may be revoked by written notice received by the Secretary of the Company at any time prior to the voting thereof by submitting a subsequent proxy or by attending the meeting and voting in person.

    The presence of the holders of a majority of the outstanding shares of Common Stock, PERCS and ESOP Preferred Stock entitled to vote, represented at the Annual Meeting in person or by proxy, will constitute a quorum. Shares represented by proxies that are marked "abstain" will be counted as shares present for purposes of determining the presence of a quorum on all matters. Proxies relating to "street name" shares that are voted by brokers on some but not all of the matters will be treated as shares present for purposes of determining the presence of a quorum on all matters, but they will not be treated as shares entitled to vote at the Annual Meeting on those matters as to which authority to vote is withheld by the broker ("Broker Non-Votes"). The nine nominees receiving the highest vote totals will be elected as Directors of the Company. Accordingly, abstentions and Broker Non-Votes will not affect the outcome of the election. All other matters to be voted on will be decided by a majority vote of the shares represented at the Annual Meeting and entitled to vote. On any such matter, an abstention will have the same effect as a negative vote, but, because shares held by brokers will not be considered entitled to vote on matters as to which the brokers withhold authority, a Broker Non-Vote will have no effect on the vote.

    Under the terms of the Deposit Agreement, dated as of May 6, 1994, between the Company and First Chicago, all PERCS held by First Chicago will be voted or not as directed by written instructions from the holders of the Series C Depositary Shares, and shares for which no instructions are received will be voted as abstentions. If the enclosed voting instruction card is executed and returned without instructions as to how it is to be voted, the voting instruction card will be deemed to be an instruction to vote FOR the election of the Board's nominees, FOR the ratification of the appointment of Deloitte & Touche LLP as independent auditors for the Company's 1997 fiscal year, FOR the amendment and restatement of the Company's 1990 Long Term Incentive Plan, AGAINST the nine stockholder proposals and in the discretion of the Depositary named on the voting card with respect to any other matters properly brought before the Annual Meeting and any adjournments thereof.

    The rules of the Securities and Exchange Commission (the "SEC") require the Company to furnish its 1996 annual report to its stockholders at least 20 days before its Annual Meeting. THE 1996 ANNUAL REPORT WILL BE FURNISHED TO YOU AS SOON AS IT IS AVAILABLE AND IN ANY EVENT ON OR BEFORE MARCH 24, 1997. However, if you are a stockholder of record, have the same address as another stockholder of record and do not hold shares in nominee name, you may wish to authorize the Company to discontinue sending more than one annual report to the same address. You can eliminate such duplicate mailings by marking the appropriate box on the proxy card for any account for which you do not wish to receive annual reports. You will, however, continue to receive proxy statements and proxy cards to vote the shares for all of your accounts.

                         ITEM 1--ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

    At the upcoming Annual Meeting, a board of nine Directors will be elected to hold office until the next Annual Meeting and until their successors have been elected and qualified. Although management does not anticipate that any of the persons named below will be unable or unwilling to stand for election, in the event of such an occurrence, proxies may be voted for a substitute designated by the Board. All of the Board's nominees are incumbent Directors of the Company and its wholly-owned subsidiary, RJR Nabisco,

Inc. ("RJRN"), and all of them were elected to their present terms by the stockholders in April 1996 except Messrs. Kozlowski and Lockhart, who were elected by the Board in June 1996 and January 1997, respectively.

    Background information about the Board's nominees for election is set forth below. See "Security Ownership of Management" for additional information about the nominees, including their ownership of securities issued by the Company and its subsidiaries.

                                                   YEAR
                                                   FIRST                 BUSINESS EXPERIENCE DURING PAST FIVE YEARS
     NAME                              AGE        ELECTED                          AND OTHER INFORMATION
---------------------------------  -----------  -----------  ------------------------------------------------------------------

John T. Chain, Jr................          62         1994   President of Quarterdeck Equity Partners, Inc., an investor in the defense industry, since December 1996; Special Assistant to the
                                                               Chairman of Burlington Northern Santa Fe Corporation from
                                                               November 1995 to March 1996; Executive Vice President of
                                                               Burlington Northern from 1991 to November 1995. For more than five years prior thereto, General (Commander-in-Chief, Strategic
                                                               Air Command) in the United States Air Force. Member of the
                                                               Boards of Kemper National Corporation, Nabisco, Nabisco, Inc.,
                                                               Northrop Grumman Corporation and Thomas Group Inc.

Julius L. Chambers...............          60         1994   Chancellor of North Carolina Central University since 1993. For more than five years prior thereto, Director-Counsel of the
                                                               NAACP Legal Defense and Educational Fund, Inc. Member of the
                                                               Board of First Union National Bank (Durham, NC).

John L. Clendenin................          62         1994   Chairman of the Board and Chief Executive Officer of BellSouth
                                                               Corporation for more than five years. Member of the Boards of
                                                               BellSouth Corporation, Coca-Cola Enterprises Inc., Equifax Inc.,
                                                               Springs Industries, Inc., The Home Depot, Inc., The Kroger
                                                               Company, Providian Corporation and Wachovia Corporation.

Steven F. Goldstone..............          51         1995   Chairman since May 1996 and Chief Executive Officer of the Company since December 1995; President since October 1995; General
                                                               Counsel from March to December 1995. Partner with the law firm of Davis Polk & Wardwell until October 1995 and for more than five years prior thereto. Member of the Boards of Nabisco and
                                                               Nabisco, Inc.

Ray J. Groves....................          61         1995   Chairman of Legg Mason Merchant Banking, Inc. since February 1995;
                                                               previously Chairman and Chief Executive Officer of Ernst & Young
                                                               LLP until September 1994 and for more than five years prior thereto. Member of the Boards of Consolidated Natural Gas
                                                               Company, Electronic Data Systems Corporation and Marsh &
                                                               McLennan Companies, Inc.

L. Dennis Kozlowski..............          50         1996   Chairman and Chief Executive Officer of Tyco International Ltd.
                                                               since January 1993; Chief Executive Officer of Tyco since July
                                                               1992; President and Chief Operating Officer of Tyco from 1989 to
                                                               July 1992. Member of the Boards of Applied Power, Inc., Dynatech
                                                               Corporation, Raytheon Company, Thiokol Corporation and Tyco
                                                               International Ltd.

                                                   YEAR
                                                   FIRST                 BUSINESS EXPERIENCE DURING PAST FIVE YEARS
     NAME                              AGE        ELECTED                          AND OTHER INFORMATION
---------------------------------  -----------  -----------  ------------------------------------------------------------------
H. Eugene Lockhart...............          47         1997   President and Chief Executive Officer of MasterCard International
                                                               Incorporated since March 1994; Executive Vice President of First
                                                               Manhattan Co. from 1992 to March 1994; Chief Executive Officer,
                                                               U.K. Banking and Group Operations, Midland Bank plc, from 1986 to 1992.
                                                               Member of the Boards of Cognizant Corporation, MasterCard
                                                               International Incorporated and Niagra Mohawk Corporation.

John G. Medlin, Jr...............          63         1989   Chairman of Wachovia Corporation since 1988 and Chief Executive
                                                               Officer of Wachovia Corporation until December 1993. Member of the Boards of BellSouth Corporation, Burlington Industries,
                                                               Inc., Media General, Inc., Nabisco, Nabisco, Inc., USAir Group,
                                                               Inc. and Wachovia Corporation.

Rozanne L. Ridgway...............          61         1989   Co-Chair of the Atlantic Council of the United States from January
                                                               1993 to July 1996 and President of the Council from 1989 to
                                                               1992. Assistant Secretary of State for European and Canadian
                                                               Affairs from 1985 to 1989. Member of the Boards of Bell Atlantic
                                                               Corporation, The Boeing Company, Citicorp, Emerson Electric Co.,
                                                               Minnesota Mining and Manufacturing Company, Sara Lee Corporation
                                                               and Union Carbide Corp.

------------------------

    The Company has received notification from Icahn & Co., Inc., a company controlled by Carl C. Icahn, of its intention to nominate a slate of ten candidates and two alternates (the "Icahn Nominees"), and from Brooke Group Ltd. ("Brooke Group"), an entity controlled by Bennett S. LeBow, of its intention to nominate a separate slate of nine candidates, including Mr. LeBow (the "LeBow Nominees") for election to the Board of Directors. The Board believes that election of any of the Icahn Nominees or the LeBow Nominees would be contrary to the best interests of the Company and its stockholders.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF ITS NOMINEES FOR DIRECTOR NAMED ABOVE.

MEETINGS AND COMMITTEES OF THE BOARD

    The Board met eleven times during the 1996 fiscal year. During 1996, all then incumbent Directors attended at least 75% of the meetings of the Board and the Board committees on which they served.

    The standing committees of the Board are the Executive Committee, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

    EXECUTIVE COMMITTEE. The Executive Committee has authority to act for the Board on most matters during intervals between Board meetings. The Executive Committee, whose current members are Messrs. Chain, Goldstone and Medlin, did not meet during the 1996 fiscal year.

    AUDIT COMMITTEE. The Audit Committee reviews the adequacy of the Company's internal system of accounting controls, confers with the independent auditors and the internal auditors concerning their examination of the books and records of the Company and its subsidiaries, reviews actions taken to ensure compliance with the Company's Code of Conduct, recommends to the Board the appointment of independent auditors and considers other appropriate matters regarding the financial affairs of the

Company and its subsidiaries. The Audit Committee, whose current members are Messrs. Chambers, Groves and Kozlowski and Ms. Ridgway, held five meetings during the 1996 fiscal year.

    COMPENSATION COMMITTEE. The Compensation Committee makes recommendations to the Board with respect to compensation and grants of stock options to management employees. In addition, the Compensation Committee administers plans and programs relating to employee benefits, incentives and compensation. The Compensation Committee, whose current members are Messrs. Chain, Clendenin and Medlin, met eight times during the 1996 fiscal year.

    CORPORATE GOVERNANCE AND NOMINATING COMMITTEE. Created on March 5, 1996, the Corporate Governance and Nominating Committee has responsibility for recruiting and nominating new directors and for corporate governance issues, including Board self-evaluation and chief executive officer evaluation. Only outside directors are eligible to serve on this committee. The Corporate Governance and Nominating Committee, whose current members are Messrs. Chambers and Medlin and Ms. Ridgway, held four meetings during the 1996 fiscal year.

    The Corporate Governance and Nominating Committee will consider suggestions for Board nominees made by stockholders. A stockholder may recommend a person for nomination to the Board at the 1998 annual meeting of stockholders by giving notice thereof and providing certain information set forth in the Company's By-Laws, in writing, to the Secretary of the Company at 1301 Avenue of the
Americas, New York, NY 10019 for receipt no later than November       , 1997.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

    The following table sets forth certain information, as of March 6, 1997, regarding the beneficial ownership of (i) Common Stock and (ii) Nabisco's Class A Common Stock, par value $.01 per share (the "Nabisco Stock"), by each director of the Company, by each of the most highly compensated executive officers of the Company (as required by SEC rules) and by all directors and executive officers of the Company as a group. Most of these individuals have the opportunity to become the beneficial owners of additional shares of Common Stock as a result of stock options vesting or becoming exercisable. See "Executive Compensation--Stock-Based Awards" and "Director's Compensation." Otherwise, except as noted, the persons named in the table below do not own, beneficially or of record, any other securities of the Company or its subsidiaries and have sole voting and investment power for all securities for which they are shown as beneficial owner.

                                        NUMBER OF                            NUMBER OF SHARES
                                        SHARES OF                               OF NABISCO           PERCENT OF
                                       COMMON STOCK                        CLASS A COMMON STOCK        NABISCO
             NAME OF                BENEFICIALLY OWNED     PERCENT OF       BENEFICIALLY OWNED     CLASS A COMMON
        BENEFICIAL OWNER                   (1)            COMMON STOCK            (1)(2)                STOCK
---------------------------------  --------------------  ---------------  -----------------------  ---------------
John T. Chain, Jr.(3)............            10,165                 *                1,000                    *
Julius L. Chambers(3)............             8,194                 *                    0                    *
John L. Clendenin(3).............             8,618                 *                  500                    *
Steven F. Goldstone(4)...........           228,566                 *               14,981                    *
H. John Greeniaus(3).............           132,466                 *              110,101               0.2125%
Ray J. Groves(3).................             8,386                 *                    0                    *
L. Dennis Kozlowski(3)...........            11,000                 *                    0                    *
Pierre de Labouchere(3)..........            37,000                 *                    0                    *
H. Eugene Lockhart...............                 0                 *                    0                    *
John G. Medlin, Jr.(3)...........             9,031                 *                1,000                    *
Rozanne L. Ridgway(3)............             8,165                 *                    0                    *
Andrew J. Schindler(3)...........           102,850                 *                    0                    *
Robert F. Sharpe, Jr.(3).........            58,990                 *                    0                    *
All Directors and Executive
  Officers as a Group (3)(5).....         1,262,099            0.4656%             133,752               0.2582%
Charles M. Harper(3)(6)..........         1,982,455            0.7300%              71,429               0.1379%

------------------------

 * Less than 0.1%.

(1) For purposes of this table, a person or group of persons is deemed to be the "beneficial owner" of any shares that such person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security that such person or persons has the right to acquire within 60 days is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) No director or officer of the Company holds any options exercisable within 60 days to acquire shares of Nabisco Class A Common Stock.

(3) The number of shares of Common Stock beneficially owned includes (i) 8,165 shares subject to currently exercisable options granted to each of Gen. Chain, Messrs. Chambers and Clendenin and Ms. Ridgway; 7,386, 6,000 and 2,165 shares subject to currently exercisable options granted to each of Messrs. Groves, Kozlowski and Medlin, respectively; 212,000, 66,000, 37,000, 79,600, 38,016, 859,606 and 1,360,000 shares subject to currently exercisable options granted to Messrs. Goldstone, Greeniaus, de Labouchere, Schindler, Sharpe, all directors and executive officers as a group and Mr. Harper respectively; and (ii) 37, 444, 443, 17 and 4,575 shares of Common Stock currently issuable on conversion of shares of ESOP Preferred Stock owned by, respectively, Messrs. Goldstone, Greeniaus, Schindler, Sharpe and all directors and executive officers as a group. The number of shares of Common Stock beneficially owned does not include the following deferred units, which are common stock equivalents received as equity incentives or as deferred fees and other compensation: 1,046.30 units for each of Gen. Chain, Mr. Chambers and Ms. Ridgway: 8,002.78 units for Mr. Clendenin; 3181.27 units for Mr. Groves; 1,031.33 units for Mr. Kozlowski; and 3,268.64 units for Mr. Medlin.

(4) Mr. Goldstone is also the holder of 200,000 performance stock units each equal in value to one share of Common Stock which will be paid to Mr. Goldstone only if (i) Mr. Goldstone remains employed by the Company through December 31, 1998 (unless he is terminated by the Company without cause or he voluntarily terminates his employment with good reason) and (ii) the market price for Common Stock averages $43.75 or more for any consecutive 30-day period ending on or prior to December 31, 1998.

(5) Directors and Executive Officers as a Group does not include Mr. Harper because he is no longer a director or an executive officer of the Company or any of its subsidiaries.

(6) Mr. Harper resigned as the Company's Chairman on May 2, 1996. On May 15, 1996, Mr. Harper also resigned as Chairman of Nabisco's Board of Directors. Mr. Harper no longer serves as a director or an employee of the Company or any of its subsidiaries.

    SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE. Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file initial statements of beneficial ownership (Form 3) and statements of changes in beneficial ownership (Forms 4 or 5) of Common Stock and other equity securities of the Company with the SEC and The New York Stock Exchange, Inc. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

    Based solely on a review of the copies of the forms that it has received, and on written representations from certain reporting persons that no additional forms were required, the Company believes that its officers, directors and greater than ten-percent beneficial owners complied with all of these filing requirements in 1996.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

    The following table sets forth certain information, as of February 15, 1997, regarding the beneficial ownership of persons known to the Company to be the beneficial owners of more than five percent of any class of the Company's voting securities. The information was obtained from Company records and information supplied by the stockholders, including information on Schedules 13D and 13G and Forms 3, 4 and 5 provided to the SEC. Except as otherwise noted, the persons named in the table below have sole voting and investment power with respect to all shares shown as beneficially owned by them.

                                                                                         NUMBER
                                                                                        OF SHARES       PERCENT
                                             NAME AND ADDRESS                         BENEFICIALLY        OF
    TITLE OF CLASS                          OF BENEFICIAL OWNER                           OWNED          CLASS
-----------------------  ---------------------------------------------------------  -----------------  ---------

Common Stock             FMR Corp.(1)                                                    28,595,546       10.24%
                         82 Devonshire Street
                         Boston, MA 02109

Common Stock             Carl C. Icahn(2)                                                19,930,800        7.38%
                         100 South Bedford Road
                         Mount Kisco, NY 10549

Common Stock             Sanford C. Bernstein & Co., Inc.(3)                             19,878,409        7.30%
                         767 Fifth Avenue
                         New York, NY 10153

Series C Conversion      Brinson Partners, Inc.(4)                                        1,725,851        6.50%
Preferred Stock          209 South LaSalle
                         Chicago, IL 60604-1295

Series C Conversion      The Prudential Insurance Company of America(5)                   1,685,771        6.32%
Preferred Stock          Prudential Plaza
                         Newark, NJ 07102-3777

                                                                                         NUMBER
                                                                                        OF SHARES       PERCENT
                                             NAME AND ADDRESS                         BENEFICIALLY        OF
    TITLE OF CLASS                          OF BENEFICIAL OWNER                           OWNED          CLASS
-----------------------  ---------------------------------------------------------  -----------------  ---------
ESOP Convertible         Wachovia Bank of North Carolina, N.A. (as Trustee)(6)           14,558,920         100%
Preferred Stock          Box 3075, Trust Operations
                         Winston-Salem, NC 27102

------------------------

(1) According to Amendment No. 4 to Schedule 13G dated February 17, 1997 jointly filed by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson, FMR Corp. is a parent holding company and Mr. Johnson and Ms. Johnson are respectively the Chairman and a Director of FMR Corp. and may be deemed members of a controlling group with respect to FMR Corp. The Schedule 13G indicates that the 28,595,546 shares of Common Stock shown as beneficially owned by FMR Corp., Mr. Johnson and Ms. Johnson as of January 31, 1997 include (i) 26,277,162 shares beneficially owned by Fidelity Management & Research Company ("Fidelity"), a registered investment adviser and wholly owned subsidiary of FMR Corp., as a result of acting as investment adviser to several registered investment companies that own such shares (the "Fidelity Funds"), (ii) 2,154,784 shares beneficially owned by Fidelity Management Trust Company ("Fidelity Trust"), a bank and wholly owned subsidiary of FMR Corp., as a result of serving as investment manager of institutional accounts and (iii) 163,600 shares beneficially owned by Fidelity International Limited ("Fidelity International"), a provider of investment advisory and management services to a number of non-U.S. investment companies and certain institutional investors, of which Mr. Johnson is also Chairman and a member of a controlling group, but which is managed independently from FMR Corp. and Fidelity. Each of FMR Corp. and Fidelity International disclaims beneficial ownership of shares beneficially owned by the other. According to the Schedule 13G, FMR Corp. and Fidelity Trust also beneficially own 2,771,160 and 422,200 shares of PERCS, respectively, as a result of (i) the Fidelity Funds owning 27,711,600 Series C Depositary Shares and (ii) the institutional accounts managed by Fidelity Trust owning 4,222,000 Series C Depositary Shares. According to the Schedule 13G, (a) each of FMR Corp. and Mr. Johnson has sole investment power, but neither has sole voting power, over the shares owned by the Fidelity Funds, (b) each of FMR Corp. and Mr. Johnson has sole investment power over all of, has sole voting power over certain of, and has no voting power over the remainder of, the shares owned by the institutional accounts managed by Fidelity Trust and
    (c) each of Fidelity International and Mr. Johnson has sole investment and voting power over all of the shares beneficially owned by Fidelity International.

(2) High River Limited Partnership ("High River"), Riverdale LLC ("Riverdale"), Barberry Corp. ("Barberry"), American Real Estate Holdings, L.P. (AREH"), American Real Estate Partners, L.P. ("AREP"), American Property Investors, Inc. ("API"), Meadow Walk Limited Partnership ("Meadow Walk"), Carl C. Icahn and Thomas Rattigan jointly filed Amendment No. 2 to Schedule 13D on November 4, 1996 (the "Icahn 13D"). According to the Icahn 13D, (i) the filers may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934; (ii) Riverdale, which is 99% owned by Mr. Icahn, is the general partner of High River; (iii) API is the general partner of both AREH and AREP; (iv) Barberry is the general partner of Meadow Walk and (v) both API and Barberry are wholly owned by Mr. Icahn. According to the Icahn 13D, (i) High River, Barberry, Meadow Walk and AREH own 13,964,300, 140,000, 2,703,800 and 3,121,700 shares of Common
    Stock, respectively; (ii) Riverdale has shared voting and dispositive power over the shares of Common Stock owned by High River; (iii) Barberry has shared voting and dispositive power over the shares of Common Stock owned by Meadow Walk; (iv) both AREP and API have shared voting power and shared dispositive power over the shares of Common Stock owned by AREH; (v) Mr. Icahn has shared voting power and shared dispositive power over 19,929,800 shares of Common Stock and (vi) Mr. Rattigan is the owner of 1,000 shares of Common Stock.

(3) According to the Schedule 13G dated January 30, 1997 filed by Sanford C. Bernstein & Co., Inc. ("Bernstein"), Bernstein, a registered investment adviser, beneficially owned an aggregate of 19,878,409 shares of Common Stock as of December 31, 1996 as a result of acting as investment adviser to various clients. According to the Schedule 13G, Bernstein had sole voting power over 10,256,013 shares, shared voting power over 2,424,590 shares and sole investment power over all 19,878,409 shares.

(4) According to Amendment No. 2 to the Schedule 13G dated February 14, 1997 jointly filed by (a) Brinson Partners, Inc. ("BPI"), a registered investment company and a wholly owned subsidiary of Brinson Holdings, Inc. ("BHI"); (b) Brinson Trust Company ("BTC"), a bank and a wholly owned subsidiary of BPI;
    (c) BHI, a parent holding company and a wholly owned subsidiary of SBC Holding (USA), Inc. ("SBCUSA"); (d) SBCUSA, a parent holding company and a wholly owned subsidiary of Swiss Bank Corporation ("SBC"); and (e) SBC, a parent holding company (collectively, the "Brinson Companies"), as of December 31, 1996, (i) BPI, BHI, SBCUSA and SBC beneficially owned 1,725,851 shares of Series C Preferred Stock as a result of their beneficial ownership of 17,258,510 Series C Depositary Shares and (ii) BTC beneficially owned 369,380 shares of Series C Preferred Stock as a result of its beneficial ownership of 3,693,800 Series C Depositary Shares. The Brinson Companies had shared voting and investment power over all of the shares of which they were the respective beneficial owners.

(5) According to Amendment No. 1 to the Schedule 13G dated February 6, 1997 filed by The Prudential Insurance Company of America ("Prudential"), Prudential, a mutual insurance company, broker-dealer and investment adviser, beneficially owned an aggregate of 1,685,771 shares of Series C Preferred Stock as of December 31, 1996 as a result of having direct or indirect voting and/or investment discretion over 16,857,710 Series C Depositary Shares which were held for the benefit of its clients. According to the Schedule 13G, Prudential had shared voting and investment power over 16,708,400 of those shares.

(6) Wachovia Bank of North Carolina, N.A. ("Wachovia") holds the ESOP Preferred Stock in its capacity as trustee of the RJRN Defined Contribution Master Trust (the "Master Trust"). Under the terms of the Master Trust, Wachovia is required to vote shares of ESOP Preferred Stock allocated to participants' accounts in accordance with instructions received from such participants and to vote allocated shares of ESOP Preferred Stock for which it has not received instructions and unallocated shares in the same ratio as shares with respect to which instructions have been received. Wachovia has no investment power or beneficial ownership interest with respect to shares of ESOP Preferred Stock.

          ITEM 2--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    Subject to stockholder ratification, the Board has appointed the firm of Deloitte & Touche LLP ("Deloitte & Touche") as independent auditors for the fiscal year ending December 31, 1997 and until their successors are selected. The appointment was made upon the recommendation of the Audit Committee, which is comprised of Directors who are not employees of the Company or its subsidiaries.

    A representative of Deloitte & Touche is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and will be available to answer appropriate questions.

    THE BOARD CONSIDERS DELOITTE & TOUCHE TO BE WELL QUALIFIED AND RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF ITS APPOINTMENT AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE UPCOMING FISCAL YEAR.

                             EXECUTIVE COMPENSATION

SUMMARY

    The following pages describe the components of the total compensation of the five most highly compensated executive officers (as defined under SEC rules) of the Company at the end of the last completed fiscal year. The bonuses shown represent amounts that the Compensation Committee and the Board approved for each named individual based on company performance for the applicable year. The long-term compensation shown in the Summary Compensation Table was provided under the Company's' 1990 Long Term Incentive Plan (the "LTIP") which provides for various types of awards such as stock options, restricted stock, performance share awards and performance unit awards, as described below. Also described below is the future compensation such individuals may receive under the Company's retirement plans or, following termination of employment under certain circumstances, under private employment agreements. The stockholders of the Company are being asked to approve certain amendments to the LTIP (see "Item 3--Amendment and Restatement of the RJR Nabisco Holdings Corp. 1990 Long Term Incentive Plan," below).

SUMMARY COMPENSATION TABLE

    The following table presents certain specific information regarding the compensation of the most highly compensated executive officers of the Company. Mr. Sharpe was employed by the Company and its predecessors from July 1980 until July 1994. He was rehired as Senior Vice President and General Counsel in January 1996. Mr. de Labouchere is employed in Geneva, Switzerland and his cash compensation is denominated in Swiss Francs. Mr. Harper was employed as Chairman of the Company until his retirement in May 1996.

                           SUMMARY COMPENSATION TABLE

                                                   ANNUAL COMPENSATION                       LONG TERM COMPENSATION
                                          -------------------------------------  -----------------------------------------------

                                                                      OTHER      RESTRICTED                           LONG-TERM
                                                                     ANNUAL        STOCK     RN STOCK     NA STOCK    INCENTIVE
                                           SALARY       BONUS     COMPENSATION   AWARD(S)     OPTIONS     OPTIONS      PAYOUTS
NAME & PRINCIPAL POSITION        YEAR        ($)       ($)(1)          ($)          ($)         (#)         (#)        ($)(2)
-----------------------------  ---------  ---------  -----------  -------------  ---------  -----------  ----------  -----------
  Steven F. Goldstone               1996  $ 800,000  $ 2,200,000   $ 3,772,298(4) $       0    400,000      200,000  $         0
  CHAIRMAN & CEO                    1995  $ 762,821  $   610,000   $    14,770   $       0     400,000            0  $         0

  Charles M. Harper                 1996  $ 208,333  $ 1,041,667   $   214,297(5) $       0    130,000            0  $ 1,582,917
  CHAIRMAN (RETIRED)                1995  $ 600,000  $ 2,410,000   $   384,685   $       0     280,000    1,090,550  $         0
                                    1994  $ 600,000  $ 2,410,000   $ 7,534,241   $       0     150,000            0  $         0

  H. John Greeniaus                 1996  $ 850,000  $   684,000   $   430,813(6) $       0          0      180,000  $   661,317
  CHAIRMAN & CEO,                   1995  $ 837,500  $   693,000   $ 1,896,714   $       0     200,000      880,606  $   699,627
  NABISCO                           1994  $ 700,000  $   983,430   $ 2,045,752   $       0           0            0  $   254,490

  Andrew J. Schindler               1996  $ 537,499  $   465,000   $   237,474(7) $       0    200,000            0  $   709,200
  PRESIDENT & CEO,                  1995  $ 440,481  $   389,000   $   231,118   $       0     207,800            0  $   409,225
  R.J. REYNOLDS TOBACCO CO.         1994  $ 322,314  $   617,000   $   198,703   $       0           0            0  $   144,090

  Pierre de Labouchere (8)
  PRESIDENT & CEO,                  1996  $ 410,142  $   574,198   $    91,771(9) $       0    200,000            0  $    49,220
  R.J. REYNOLDS                     1995  $ 348,635  $   152,871   $    36,501   $       0      48,600            0  $   123,750
  INTERNATIONAL BV                  1994  $ 308,665  $   320,656   $    12,748   $       0           0            0  $         0

  Robert F. Sharpe, Jr.             1996  $ 392,564  $   501,000   $    75,650(10) $ 784,375 11)     78,000          0 $    21,930
  SVP & GENERAL COUNSEL

                                 ALL OTHER
                               COMPENSATION
NAME & PRINCIPAL POSITION           (3)
-----------------------------  -------------
  Steven F. Goldstone           $   115,700
  CHAIRMAN & CEO                $     6,375
  Charles M. Harper             $     9,800
  CHAIRMAN (RETIRED)            $    90,300
                                $ 2,120,391
  H. John Greeniaus             $   105,487
  CHAIRMAN & CEO,               $    54,628
  NABISCO                       $    24,990
  Andrew J. Schindler           $    26,358
  PRESIDENT & CEO,              $    31,724
  R.J. REYNOLDS TOBACCO CO.     $    10,613
  Pierre de Labouchere (8)
  PRESIDENT & CEO,              $    28,337
  R.J. REYNOLDS                 $    23,341
  INTERNATIONAL BV              $    19,902
  Robert F. Sharpe, Jr.         $   257,500
  SVP & GENERAL COUNSEL

------------------------

(1) Except as otherwise noted in this footnote, the bonus amounts shown for 1996 for all of the named executive officers other than Messrs. Sharpe and Harper reflect annual bonus payments that were based solely on Company performance during 1996 as determined using performance objectives established early in the year. The amount shown for Mr. Sharpe was based largely (but not exclusively) on the same performance objectives. The amount shown for Mr. Harper is a pro-rata portion of his 1996 target bonus (to his date of retirement).

(2) The amounts shown in the table represent long-term incentive payouts under the Executive Equity Program of the LTIP and the 1994 Performance Unit Program of the LTIP. Performance Unit awards are in the form of cash denominated units and were granted in 1994. The ultimate value of each Performance Unit was based, for Mr. Harper on cumulative operating company contribution, for Mr. Greeniaus on Nabisco operating company contribution, for Mr. de Labouchere on R.J. Reynolds International operating company contribution, and for Mr. Schindler on R.J. Reynolds Tobacco Company operating company contribution; all for the performance period 1994-1996. The Performance Unit payouts were made in cash in January 1997, with the amount for Mr. Harper, pro-rated through his date of retirement. The Executive Equity Program applies to individuals who purchased stock under the LTIP before 1994. The named executive officers who participate in the program receive cash grants on three annual grant dates (four for Mr. Greeniaus) beginning July 1994 and ending July 1996 (1997 for Mr. Greeniaus). The amount awarded on each grant date is equal to the excess, if any, of (i) 33% (25% for Mr. Greeniaus) of the maximum amount the individual could have borrowed to purchase stock, over (ii) the then fair market value of the same percentage of such individual's purchased stock. The grant is increased by the amount necessary to hold the individual harmless from income taxes due as a result of the grant. No grant will be made on a grant date if, on such grant date, the amount determined under clause (ii) above equals or exceeds the amount determined in clause (i) above.

(3) The amounts shown in the table for 1996 reflect Company contributions made on behalf of the named individuals under the Company's qualified and non-qualified defined contribution plans, as follows:

                                            COMPANY MATCHING CONTRIBUTION   COMPANY CONTRIBUTION
NAME                                              (QUALIFIED PLAN)          (NON-QUALIFIED PLAN)
-----------------------------------------  -------------------------------  ---------------------

Mr. Goldstone............................             $   4,500                   $  37,800

Mr. Harper...............................             $   4,500                   $   5,300

Mr. Greeniaus............................             $   4,500                   $  32,790

Mr. Schindler............................             $   4,500                   $  21,858

Mr. de Labouchere........................                     0                   $  28,337

Mr. Sharpe...............................             $   1,223                   $   6,277

   The Company Contribution for Mr. de Labouchere for 1996 was made pursuant to a Swiss-based defined contribution plan. The amount shown in the table for Mr. Goldstone for 1996 also includes $73,400, which was the 1996 premium for the insurance policy referred to in footnote (4). The amount shown in the table for Mr. Greeniaus for 1996 also includes $68,197, which was the 1996 premium for the insurance policy referred to in footnote (6). The amount shown in the table for Mr. Sharpe for 1996 also includes a $250,000 special payment to reflect amounts forgone from his prior employer to induce him to accept employment with the Company.

(4) Most of the amount shown in the table for Mr. Goldstone for 1996 represents certain income tax liabilities related to the funding of his retirement plan benefit (described under "Retirement Plans") which liabilities were reimbursed by the Company to Mr. Goldstone. This was the initial funding for Mr. Goldstone's retirement plan benefit, and it included all prior years of service credited pursuant to his employment agreement to address retirement benefits forgone from Mr. Goldstone's prior employer. It is expected that subsequent funding amounts, if any, will relate only to incremental retirement benefits accrued in a single year. The amount also includes certain income tax liabilities relating to his life insurance policy, which liabilities were reimbursed by the Company to Mr. Goldstone. The amount shown in the table also reflects amounts not paid to Mr. Goldstone but nonetheless allocable to his personal use of company facilities ($70,861) and amounts attributable to Mr. Goldstone's participation in the Company's executive perquisite program, which provides him with supplemental insurance, a leased automobile and an annual allowance ($61,750) which may be used to reimburse miscellaneous expenses and, to the extent not so used, is paid to him in cash. The supplemental insurance consists of medical, dental, business travel accident and, to the extent elected, life, spousal life, automobile and personal liability insurance.

(5) The amount shown in the table for Mr. Harper for 1996 includes certain income tax liabilities related to his life insurance arrangements which were reimbursed by the Company to Mr. Harper. The amount shown in the table also reflects amounts not paid to Mr. Harper but nonetheless allocable to his personal use of company aircraft ($62,843) and amounts attributable to Mr. Harper's participation in the Company's executive perquisite program, which provided him with supplemental insurance, a leased automobile and an annual allowance ($25,730 for the portion of the year before his retirement) used to reimburse miscellaneous expenses and, to the extent not so used, was paid to him in cash. The supplemental insurance consisted of medical, dental, business travel accident and, to the extent elected, life, spousal life, automobile and personal liability insurance.

(6) The amount shown in the table for Mr. Greeniaus for 1996 includes certain income tax liabilities related to his life insurance policy and to his participation in the Executive Equity Program (described in footnote (2)), which liabilities were reimbursed by the Company to Mr. Greeniaus. The amount shown in the table also reflects amounts not paid to Mr. Greeniaus but nonetheless allocable to his participation in the Company's executive perquisite program, which provides him with supplemental insurance, a leased automobile and an annual allowance ($54,750) which may be used to reimburse miscellaneous expenses and, to the extent not so used, is paid to him in cash. The supplemental insurance consists of medical, dental, business travel accident and, to the extent elected, life, spousal life, automobile and personal liability insurance.

(7) The amount shown in the table for Mr. Schindler for 1996 includes certain income tax liabilities related to his participation in the Executive Equity Program (described in footnote (2)), which liabilities were reimbursed by the Company to Mr. Schindler. The amount shown in the table also reflects Mr. Schindler's participation in the Company's executive perquisite program, which provides him with supplemental insurance, a leased automobile and an annual allowance ($47,500) which may be used to reimburse miscellaneous expenses and, to the extent not so used, is paid to him in cash. The supplemental insurance consists of medical, dental, business travel accident and, to the extent elected, life, spousal life, automobile and personal liability insurance.

(8) Mr. de Labouchere is paid in Swiss Francs. The exchange rate used in these tables is 1.341 CHF to 1US$, which was the exchange rate in effect on December 31, 1996.

(9) The amount shown in the table for Mr. de Labouchere for 1996 reflects his use of a leased automobile ($21,696) and his participation in a program for foreign-based executives, including housing and utility allowance ($71,233), and tuition reimbursement for his children.

(10) The amount shown in the table for Mr. Sharpe for 1996 includes certain income tax liabilities related to his participation in the Executive Equity Program (described in footnote (2)) which liabilities were reimbursed by the Company to Mr. Sharpe. The amount shown in the table also reflects Mr. Sharpe's participation in the Company's executive perquisite program, which provides him with supplemental insurance, a leased automobile and an annual allowance ($40,000) which may be used to reimburse miscellaneous expenses and, to the extent not so used, is paid to him in cash. The supplemental insurance consists of medical, dental, business travel accident and, to the extent elected, life, spousal life, automobile and personal liability insurance.

(11) On January 10, 1996, in connection with his hiring by the Company, Mr. Sharpe received a restricted stock grant covering 25,000 shares of Common Stock. Restrictions lapse in accordance with the following schedule: 8,250 shares on 1/10/97, 8,250 shares on 1/10/98, and 8,500 shares on 1/10/99.
    Dividends are paid on the restricted shares to the same extent as for unrestricted shares of Common Stock. The value of an equivalent number of unrestricted shares as of December 31, 1996 was $850,000.

LONG-TERM INCENTIVE COMPENSATION

    The Company maintains the LTIP to provide executives with long-term performance based incentive compensation. The Company has issued stock options and other performance-based awards under the LTIP to the named executive officers and to other key employees. The grant of certain options to named executive officers was conditioned on the purchase by them of Common Stock.

    In connection with the purchase of Common Stock under the LTIP, executives have been permitted to borrow on a secured basis from the Company the purchase price for the shares of the purchased stock. In addition, certain purchasers were entitled to borrow money from the Company on substantially the same terms to pay taxes, if any, due on any taxable income recognized in connection with such purchases. For Mr. Goldstone, the current annual interest rate is 6.26% (the applicable federal rate for long-term loans as of December 1995). For all of the other named executive officers with outstanding indebtedness, the current annual interest rate, which was set in July 1993 at the then applicable federal rate for long-term loans, is 6.37%. The indebtedness, plus accrued interest and taxes, must be repaid upon the earlier of sale of the shares or termination of plan participation. As of February 1, 1997, the named executive officers of the Company with outstanding indebtedness in connection with such loans were: Mr. Goldstone, $537,083; Mr. Greeniaus $1,435,475 and Mr. Schindler $323,845. Messrs. Greeniaus and Schindler have repaid a portion of their indebtedness since January 1, 1996. The largest amount of indebtedness since January 1, 1996 for each of these individuals was Mr. Greeniaus $1,690,934 and Mr. Schindler $486,255. During 1996, Nabisco permitted Mr. Goldstone and Mr. Greeniaus to purchase Nabisco Stock from Nabisco under a long-term incentive plan maintained by Nabisco at a price equal to the fair market value of such stock on the date of purchase. In connection with these purchases, Messrs. Goldstone and Greeniaus were permitted to borrow on a secured basis from Nabisco the purchase price for the shares of the purchased stock. The current annual interest rates were set at the then applicable federal rate for long-term loans. For Mr. Goldstone, the current annual interest rate is 6.72%. For Mr. Greeniaus, the current annual interest rate is 6.0% for $690,000 of indebtedness and 5.98% for $692,500 of indebtedness. The indebtedness, plus accrued interest and taxes, must be repaid upon the earlier of sale of the shares or termination of plan participation. As of February 1, 1997, the outstanding indebtedness to Nabisco in connection with such loans were: Mr. Goldstone $524,293 and Mr. Greeniaus $1,459,000. In December 1996, Mr. de Labouchere incurred indebtedness to R.J. Reynolds International B.V. ("RJRI"), which is discussed under "Retirement Plans" below.

    The following table identifies the grants of stock options made to the named executive officers in 1996. For Messrs. Goldstone and Greeniaus, the table includes options to purchase shares of Nabisco Stock granted pursuant to a long-term incentive plan maintained by Nabisco. All of the stock options identified on the following table have exercise prices equal to the per-share fair market value of the covered securities on the date of grant.

                 OPTIONS GRANTED IN THE LAST FISCAL YEAR (1996)

                                                                PERCENT OF
                                              NUMBER OF            TOTAL
                                              SECURITIES      OPTIONS GRANTED   EXERCISE                  GRANT DATE
                                          UNDERLYING OPTIONS  TO EMPLOYEES IN     PRICE     EXPIRATION     PRESENT
NAME                                         GRANTED (#)      FISCAL YEAR (1)   ($/SHARE)      DATE       VALUE (2)
----------------------------------------  ------------------  ---------------  -----------  -----------  ------------

Mr. Goldstone...........................      400,000 RN (3)        11.62%      $  34.875     3/5/06     $  3,096,000

                                              200,000 NA (4)         6.42%      $  33.375     5/15/06    $  2,238,000

Mr. Harper..............................      130,000 RN (5)         3.78%      $  34.875     3/5/06     $  1,006,200

Mr. Greeniaus...........................      180,000 NA (4)         5.78%      $  34.000     3/13/06    $  1,935,000

Mr. Schindler...........................      200,000 RN (3)         5.81%      $  34.875     3/5/06     $  1,548,000

Mr. de Labouchere.......................      200,000 RN (3)         5.81%      $  34.875     3/5/06     $  1,548,000

Mr. Sharpe..............................       50,000 RN (6)         1.45%      $  31.375     1/10/11    $    324,500

                                               28,000 RN (6)         0.81%      $  34.875     3/5/06     $    216,720

------------------------

(1) The percentages shown in this column represent, in the case of those options labeled "RN", the percentage of all options to purchase Common Stock that were granted in 1996 and, in the case of those options labeled "NA", the percentage of all options to purchase Nabisco Stock under the long-term incentive plan maintained by Nabisco that were granted in 1996. In total, options to purchase 3,441,800 shares of Common Stock were granted in 1996 under the LTIP and options to purchase 3,114,200 shares of Nabisco Stock were granted in 1996 under the long-term incentive plan maintained by Nabisco.

(2) The grant date present values shown in the table were determined pursuant to the Black-Scholes option valuation model (a widely used stock option valuation methodology), using the following assumptions. For RN options: stock price volatility factor of .3206 (.3097 for the 50,000 share option granted to Mr. Sharpe); dividend yield of 5.73%; interest rate of 6.02% (5.48% for the 50,000 share option granted to Mr. Sharpe); and a seven year term. For NA options: stock price volatility of .2315; dividend yield of 1.74%; interest rate of 6.80% for Mr. Goldstone's grant and 6.02% for Mr. Greeniaus' grant and a seven year term. There were no adjustments made for non-transferability or risk of forfeiture. The actual value, if any, that an executive officer may realize from his or her stock options (assuming that they are exercised) will depend solely on any gain in stock price over the exercise price when the shares are sold.

(3) These stock options become vested and exercisable over five years at the rate of 20% each year. The stock options have a term of 10 years from the date of grant but are subject to earlier cancellation in certain circumstances.

(4) These stock options relate to shares of Nabisco Stock and were granted pursuant to a long-term incentive plan maintained by Nabisco. The stock options become vested over three years in accordance with the following schedule: 33% on each of the first and second anniversaries of the date of grant and 34% on the third anniversary of the date of grant, but may not be exercised until the third anniversary of the date of grant. The stock options have a term of 10 years from the date of grant, but are subject to earlier cancellation in certain circumstances.

(5) This stock option was granted to Mr. Harper with vesting over three years, but it became fully vested on his retirement date of June 1, 1996. The stock option has a term of 10 years from the date of the grant.

(6) These stock options become vested and exercisable over three years in accordance with the following schedule: 33% on each of the first and second anniversaries of the date of grant and 34% on the third anniversary of the date of grant. The stock options have terms of 10 or 15 years from the date of grant (as indicated in the table) but are subject to earlier cancellation in certain circumstances.

    The following table provides information relating to the number and value of shares of Common Stock subject to options held by the named executive officers as of December 31, 1996. There were no stock option exercises during 1996 by any of the named individuals.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END VALUE (1996)

                                                 NO. OF SECURITIES         VALUE OF UNEXERCISED,
                                                    UNDERLYING                 IN-THE-MONEY
                                              UNEXERCISED OPTIONS AT          OPTIONS HELD AT
                                                  FY-END (#) (1)              FY-END ($) (2)
                                             -------------------------  ---------------------------

NAME                               TYPE      EXERCISABLE UNEXERCISABLE  EXERCISABLE   UNEXERCISABLE
------------------------------      ---      ----------  -------------  ------------  -------------

Mr. Goldstone.................          RN      132,000       668,000   $    499,125  $   1,013,375

                                 NA.......            0       200,000   $          0  $   1,100,000

Mr. Harper....................          RN    1,230,000       130,000   $  5,763,875  $     666,250

                                 NA.......            0     1,090,550   $          0  $  15,676,656

Mr. Greeniaus.................          RN       66,000       134,000   $    387,750  $     787,250

                                 NA.......            0     1,060,606   $          0  $  13,536,211

Mr. Schindler.................          RN       19,800       388,000   $     85,140  $   1,207,460

Mr. de Labouchere.............          RN       24,750       273,850   $     97,350  $     362,850

Mr. Sharpe....................          RN       12,276        78,000   $     44,903  $     131,250

------------------------

(1) Some of the unexercisable stock options are vested but will not become exercisable until January 19, 1998 or April 27, 1998.

(2) Calculated based on the excess of the fair market value on December 31, 1996 of Common Stock ($34.00) or Nabisco Stock ($38.875), as appropriate, over the option exercise price.

    The following table describes long-term performance units that were granted to Mr. Sharpe in 1996. No long-term performance units were granted in 1996 to any of the other named executive officers. The performance units may be earned upon completion of a three-year performance period. Payout of the award at the end of the performance period is based on cumulative cash net income (net income before the after-tax amortization of trademarks and goodwill) during the performance period for the Company and its subsidiaries. If targeted results are achieved, the performance units will have the targeted payment value. The performance units will have no payment value unless the actual performance exceeds 84.8% of the target, and they will have the maximum payment value if the actual performance equals or exceeds 105.6% of the target.

                            LONG TERM INCENTIVE PLAN
                       AWARDS IN LAST FISCAL YEAR (1996)

                                                        AWARDS
                                        --------------------------------------
                                             NO. OF          PERFORMANCE OR            ESTIMATED FUTURE PAYOUTS
                                        SHARES/UNITS OR    OTHER PERIOD UNTIL   ---------------------------------------
NAME                                    OTHER RIGHTS (#)  MATURATION OR PAYOUT     THRESHOLD       TARGET     MAXIMUM
--------------------------------------  ----------------  --------------------  ---------------  ----------  ----------
Mr. Sharpe............................        310,000            12/31/98          $       0     $  310,000  $  465,000

RETIREMENT PLANS

    The named executive officers participate in noncontributory defined benefit retirement plans maintained by the Company or its subsidiaries. Mr. Goldstone, Mr. Greeniaus and Mr. Schindler also participate in a Supplemental Executive Retirement Plan (the "SERP"). Benefits under the SERP are payable only after a participant's retirement at a specified retirement age or, in Mr. Goldstone's case, following his involuntary termination as described below (under "Agreements with Certain Officers").

    The following table shows the estimated annual benefits payable upon retirement under the SERP, as described in the preceding paragraph. The retirement benefits shown are computed without regard to the Social Security offset and are based upon retirement at age 60 and the payment of a single-life annuity to the employee.

                                                            ESTIMATED ANNUAL RETIREMENT BENEFITS
                                                                      YEARS OF SERVICE
                                                          ----------------------------------------
AVERAGE FINAL COMPENSATION                                10 OR FEWER        15        20 OR MORE
--------------------------------------------------------  ------------  ------------  ------------
      $ 800,000.........................................  $    266,666  $    300,000  $    400,000
      $ 900,000.........................................  $    300,000  $    337,500  $    450,000
      $1,000,000........................................  $    333,333  $    375,000  $    500,000
      $1,200,000........................................  $    400,000  $    450,000  $    600,000
      $1,600,000........................................  $    533,333  $    600,000  $    800,000
      $2,000,000........................................  $    666,666  $    750,000  $  1,000,000
      $2,400,000........................................  $    800,000  $    900,000  $  1,200,000
      $2,800,000........................................  $    933,333  $  1,050,000  $  1,400,000
      $3,200,000........................................  $  1,066,666  $  1,200,000  $  1,600,000
      $3,400,000........................................  $  1,133,333  $  1,275,000  $  1,700,000

    For purposes of determining retirement benefits under this table, "Average Final Compensation" consists of the annualized sum of base salary, bonus in the year earned and pre-tax contributions to plans maintained under sections 401(k) and 125 of the Code, and is determined by considering the 36 consecutive months that yield the highest average compensation during the participant's last 60 months of service. If the participant has fewer than 36 months of service, all months are considered. Average Final Compensation as of December 31, 1996 for the named individuals was: Mr. Goldstone $2,708,666; Mr. Greeniaus $1,582,643; and Mr. Schindler $807,097. The following are estimated years of credited service at age 60 (rounded to the nearest year) for the participants listed above (giving effect to individual arrangements): Mr. Goldstone 24 years; Mr. Greeniaus 28 years; and Mr. Schindler 30 years.

    The Company has purchased annuity contracts to provide retirement benefits for certain participants in the SERP (including Messrs. Goldstone and Greeniaus). The annuity contracts cover the participants' after-tax vested benefits, reduced by their vested benefit under the Company's qualified pension plan. In 1996, the Company purchased annuity contracts to cover the retirement benefits accrued in 1995 for Mr. Goldstone. The benefits to be provided by the purchase of annuity contracts will not be available to the individuals until they retire or are otherwise eligible for benefits under the SERP.

    Mr. Harper's employment agreement provided him with a vested supplemental pension substantially similar to the SERP, except that Mr. Harper was credited with six years of service in addition to his actual service with RJRN. Upon Mr. Harper's retirement he received a distribution of his retirement benefit from annuity contracts that had previously been purchased by the Company. Mr. Harper's retirement benefit was determined using Average Final Compensation of $3,000,000 and 10 years of credited service.

    Mr. Sharpe's retirement benefits are determined by the formula under a noncontributory qualified defined benefit plan maintained by RJRN that has no Social Security offset. The following table shows the estimated annual single life annuity payable at age 65 under the plan. Mr. Sharpe's estimated 46 years of credited service at age 65 (rounded to the nearest year) includes his 14 years of prior service plus service credited pursuant to his employment agreement.

                      ESTIMATED ANNUAL RETIREMENT BENEFITS

                                                                                    46 YEARS OF
AVERAGE FINAL COMPENSATION                                                            SERVICE
-------------------------------------------------------------------------------  -----------------
      $400,000.................................................................     $   182,479
      $500,000.................................................................     $   228,586
      $600,000.................................................................     $   274,693

    For plan purposes, "Average Final Compensation" includes base salary, nondeferred bonus (in the year earned) and certain other payments and is determined by considering the 36 consecutive months that yield the highest average annual compensation during the participant's last 60 months of service. Mr. Sharpe's Average Final Compensation as of December 31, 1996 was: $449,744.

    Mr. de Labouchere, who is employed in Switzerland, does not participate in any defined benefit retirement plans sponsored, or contributed to, by the Company. He participates in a Swiss-government mandated defined contribution type plan to which both he and RJRI contribute. Mr. de Labouchere had an opportunity under Swiss law to "buy back" during 1996 missing contributions relating to years in which he was employed by RJRI outside of Switzerland. In December 1996, Mr. de Labouchere borrowed from RJRI an amount necessary to accomplish the buy back. The loan is denominated in Swiss Francs and the annual interest rate is 2.5% (a rate that is acceptable without incurring taxes under Swiss tax practice). The loan, plus accrued interest, must be repaid in five equal annual installments ending April 1, 2002, but will be immediately due under certain circumstances and is recoverable from amounts otherwise owed to Mr. de Labouchere. The outstanding indebtedness as of February 1, 1997 is 1,003,372 CHF ($704,813, using the currency exchange rate as of such date).

AGREEMENTS WITH CERTAIN OFFICERS

    The Company and RJRN entered into an employment agreement with Mr. Goldstone effective December 5, 1995, pursuant to which Mr. Goldstone became employed as Chief Executive Officer of, and continued to serve as President of, the Company and RJRN. The employment agreement was most recently amended and restated effective as of January 1, 1997. Pursuant to the employment agreement, Mr. Goldstone is entitled to receive an annual base salary of at least $1.25 million per year and an annual target bonus opportunity of 100% of his base salary. The employment agreement provides that

Mr. Goldstone is eligible for retiree medical coverage, for which purpose he is deemed to be at least age 55 with the maximum creditable years of service. The employment agreement provides that in the event Mr. Goldstone becomes disabled, his disability benefit will be equal to 100% of his base salary payable for a maximum of two years, at which point Mr. Goldstone's employment will be terminated and disability benefits will cease. The employment agreement also provides that Mr. Goldstone will participate in the SERP, under which he is credited with 13.5 years of service in addition to his actual service with RJRN in order to address retirement benefits forgone from Mr. Goldstone's prior employer. Mr. Goldstone's after-tax benefit under the SERP is required to be funded on a current basis, but will be forfeited if his employment terminates for "cause" or without "good reason" (each as summarized below), in either case prior to the earlier of October, 1998 or a change of control (as summarized below, a "Change of Control"). Mr. Goldstone is to be reimbursed for taxes incurred as a result of funding this arrangement.

    The employment agreement provides that if the Company or RJRN terminates Mr. Goldstone's employment without "cause" or if Mr. Goldstone terminates his employment for "good reason", then Mr. Goldstone will receive compensation continuance for three years. In addition, he is entitled to receive retirement credits, welfare benefits and certain perquisites (collectively, "Continued Benefits") for the same three year period. Compensation continuance will be based on Mr. Goldstone's then current base salary and target annual bonus. The employment agreement provides that in such event, or if Mr. Goldstone's employment is terminated following his permanent disability, Mr. Goldstone will be eligible for the maximum benefit under the SERP, payable upon such termination. The benefit will be equal to the present value of the benefit that would have been paid to Mr. Goldstone at the end of compensation continuance, with no other reduction for commencement of payment prior to Mr. Goldstone's normal retirement date under the SERP. "Cause" includes willful gross misconduct or malfeasance, or substantial and continuing willful refusal by Mr. Goldstone to perform his duties, in each case having a material adverse effect on the Company or RJRN, or certain criminal conduct. "Good reason" includes a reduction in Mr. Goldstone's duties or positions, a reduction in Mr. Goldstone's salary or annual target bonus opportunity, relocation, a material breach of the contract by RJRN or the Company or, following a Change of Control, a reduction in compensation programs or benefits.

    Upon Change of Control, or if Mr. Goldstone's employment is terminated during the 24-month period following a Change of Control, the employment agreement provides for compensation and benefits consistent with the provisions applicable to other headquarters employees as described below. A Change of Control includes certain acquisitions of 30% or more of the combined voting power of the Company securities, certain changes in the composition of the Company Board of Directors, certain mergers or consolidations of the Company or the disposition of substantially all the assets of the Company. In the event that a "parachute" excise tax would be imposed on any payments to Mr. Goldstone, he will be entitled to tax reimbursement payments.

    In 1993, the Company and RJRN entered into a four-year employment agreement with Mr. Harper. In December 1995, Mr. Harper entered into an amended and restated employment agreement with the Company and RJRN to reflect the fact that from and after December 5, 1995, Mr. Harper was employed as Chairman of the Board of Directors of the Company and RJRN. Under the terms of the amended and restated employment agreement, Mr. Harper's annual base salary beginning January 1996 was $500,000, and his annual bonus opportunity was subject to determination by the Board of Directors. In June 1996, Mr. Harper retired and he received a pro-rata portion of his 1996 target bonus and became vested in all of his outstanding stock options and a pro-rata portion of previously granted performance units.

    Effective December 14, 1995, the Company, RJRN and Nabisco entered into an employment agreement with Mr. Greeniaus amending and restating prior agreements and pursuant to which Mr. Greeniaus agreed to serve as Vice Chairman of the Company and RJRN and to continue to serve as President and Chief Executive Officer of Nabisco. In June 1996, Mr. Greeniaus became Chairman of the Board of Directors of Nabisco Holdings Corp. and ceased serving as Vice Chairman of the Company and RJRN. Pursuant to the employment agreement, Mr. Greeniaus is entitled to receive an annual base salary of at least $850,000 per year and is eligible for an annual target bonus opportunity of at least 70% of his base salary for the relevant year. Mr. Greeniaus has vested retirement benefits under the SERP and certain other plans which are funded in respect of his service through 1994. Upon the earlier of Mr. Greeniaus' retirement or the termination of his employment other than for "cause" or without "good reason" (each as summarized below), Nabisco will provide additional funding for accruals under the SERP through the earlier of such dates, subject to certain tax reimbursements. Under the employment agreement, Nabisco also provides Mr. Greeniaus with life insurance, on a tax-reimbursed basis, with a face amount of $3 million and credits Mr. Greeniaus with a minimum age of 55 for purposes of retiree medical coverage.

    The employment agreement provides that if Mr. Greeniaus' employment is terminated without "cause" or if Mr. Greeniaus terminates his employment for "good reason", then Mr. Greeniaus will receive compensation and Continued Benefits for three years, during which time he is obligated to provide certain consulting services to Nabisco. Compensation continuance will be based on the total of Mr. Greeniaus' then current base salary and the most recent annual bonus paid to, or accrued for him (or the current target level, if higher), less certain amounts otherwise payable to him. "Cause" includes criminal dishonesty, misconduct materially damaging to Nabisco, RJRN or the Company, or deliberate and continuing willful refusal by Mr. Greeniaus to perform his duties. "Good reason" includes a reduction in Mr. Greeniaus' responsibilities, a reduction in his salary and annual target bonus opportunity, relocation, or divestiture of Nabisco by the Company following which Mr. Greeniaus no longer serves as Nabisco's Chief Executive Officer and is not offered comparable employment with the Company.

    Upon a change of control of Nabisco (as defined in the employment agreement), all stock options granted to Mr. Greeniaus under the Nabisco Long Term Incentive Plan will become fully vested and a pro-rata portion of performance units and performance shares granted to him thereunder will vest. In addition, upon a Change of Control, Mr. Greeniaus will be entitled to certain benefits under the LTIP as described below. In the event that a "parachute" excise tax would be imposed on any payments to Mr. Greeniaus, he will be entitled to tax reimbursement payments.

    In October 1988, RJRN entered into an agreement with Mr. Schindler which was supplemented in December 1988 and December 1995, providing that if Mr. Schindler's employment is terminated other than for "cause" or, within twenty-four months following a Change of Control, for "good reason", he will be entitled to an amount equal to two times his annual salary and target bonus, payable over three years; Continued Benefits and continued vesting of stock options for such three year period; and pro-rated vesting of any restricted stock. Mr. Schindler also participates in the SERP. "Cause" includes, generally, criminal conduct, deliberate refusal to perform employment duties or deliberate misconduct materially damaging to RJRN. "Good reason" includes a material reduction in duties, reduction in pay, grade or bonus opportunity, reduction in compensation programs or benefits, relocation or material breach of the arrangement by the Company or RJRN. In the event that a "parachute" excise tax would be imposed on any payments to Mr. Schindler, Mr. Schindler would also be entitled to tax reimbursement payments. In addition, upon a Change of Control, Mr. Schindler will be entitled to certain benefits under the LTIP as described below.

    Effective June 1, 1996, RJRI entered into an employment agreement with Mr. de Labouchere amending and restating prior agreements and pursuant to which Mr. de Labouchere agreed to continue to serve as President and Chief Executive Officer of RJRI. Pursuant to the employment agreement, Mr. de Labouchere is entitled to receive an annual base salary of at least 550,000 Swiss Francs per year ($410,142 using the currency exchange rate for 1996 shown in footnote 8 to the preceding Summary Compensation Table) and is eligible for an annual target bonus opportunity of at least 70% of his base salary for the relevant year. The employment agreement provides that if Mr. de Labouchere's employment is terminated without "cause" or if Mr. de Labouchere terminates his employment for "good reason", then Mr. de Labouchere will be entitled to an amount equal to two times his annual salary and annual target bonus opportunity, payable over three years and Continued Benefits for the same period. "Cause" includes criminal dishonesty, misconduct materially damaging to the Company, or deliberate and continuing willful refusal by Mr. de Labouchere to perform his duties. "Good reason" includes a reduction in Mr. de Labouchere's responsibilities, a reduction in his salary and annual bonus opportunity, relocation or involvement of RJRI in a business combination with an entity not currently affiliated with RJRI and in which Mr. de Labouchere is not one of the two most senior executives. Upon a Change of Control (as defined in the employment agreement), all stock options granted to Mr. de Labouchere under the LTIP will become fully vested and a pro-rata portion of outstanding performance units granted to him thereunder will vest. In addition, upon a Change of Control, Mr. de Labouchere will be entitled to certain benefits under the LTIP as described below.

    In January 1996, the Company and RJRN entered into an agreement with Mr. Sharpe, providing that if Mr. Sharpe's employment is terminated without "cause" or, within twenty-four months following a Change of Control, for "good reason", he will be entitled to two times his annual salary and annual target bonus opportunity payable over three years, and Continued Benefits for the same period. Upon a Change of Control, or if Mr. Sharpe's employment is terminated by the Company without "cause" or by Mr. Sharpe for "good reason" during the 24-month period following a Change of Control, the agreement provides for compensation and benefits consistent with the provisions applicable to other headquarters employees, as described below. "Cause" includes, generally, criminal conduct, deliberate refusal to perform employment duties or deliberate misconduct materially damaging to the Company or RJRN. "Good reason" includes a material reduction in duties, reduction in pay, grade or annual target bonus opportunity, reduction in compensation programs or benefits, relocation or material breach of the arrangement by the Company or RJRN. In the event that a "parachute" excise tax would be imposed on any payments to Mr. Sharpe, Mr. Sharpe would also be entitled to tax reimbursement payments. In addition, Mr. Sharpe is credited with ten years of additional service for pension calculation purposes. This service credit will be forfeited if Mr. Sharpe voluntarily terminates employment prior to attaining age 55 or if Mr. Sharpe's employment is terminated for "cause".

    As discussed in prior proxy statements, the Company maintains a change of control program (the "Change of Control Program") to provide benefits, generally on a lump sum basis, to corporate headquarters employees and to certain other key employees whose employment is terminated within twenty-four months following a Change of Control and to provide for certain other payments upon a Change of Control. Under the Change of Control Program, upon a Change of Control all outstanding stock options under the LTIP and a predecessor plan (whether held by headquarters employees or others) will vest and be cashed-out at the higher of the difference between the option price and the market price or the value of the options using a specified Black-Scholes methodology. In addition, upon a Change of Control, restricted stock under the LTIP held by headquarters employees will vest, a pro-rata portion of performance units under the LTIP held by headquarters employees (excluding 200,000 performance stock units contingently awarded to Mr. Goldstone in 1995) will vest and will be paid in a lump sum, the remaining Executive Equity Program awards under the LTIP will be accelerated on a tax reimbursed basis and a pro-rata portion of annual bonuses for headquarters employees under the annual bonus plan will vest and be paid in a lump sum. Under the Change of Control Program, if a covered employee's employment is terminated without "cause" or, in some cases, for "good reason" during the twenty-four month period following a Change of Control, such employee's severance will consist generally of a lump sum payment equal to the present value of the salary continuance; pro-rated annual bonus and performance units; and Continued Benefits for the severance period (except to the extent certain Continued Benefits continue to be provided by RJRN). If "parachute" excise taxes would be imposed on any payments to participants in the Change of Control Program, such participants will be entitled to tax reimbursement payments.

DIRECTORS' COMPENSATION

    Directors who are not employees of the Company or its subsidiaries ("Outside Directors") receive an annual retainer fee of $50,000 per year, plus meeting attendance fees of $1,250 per meeting. In addition, Outside Directors who are committee members receive committee attendance fees of $1,250 per meeting and committee chairs receive an additional $5,000 annual retainer. The Company provides Outside Directors with life insurance having a death benefit of up to $100,000, participation in a charitable giving program (pursuant to which directors with at least three years of service may direct that up to $1 million be contributed to eligible charitable institutions following the director's death), a matching grants program and supplemental insurance programs. Each Outside Director, upon his or her initial election as a director, is granted an option pursuant to a stock option plan to purchase 6,000 shares of Common Stock. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant. They cannot be exercised for six months following the date of grant but, thereafter, are exercisable for ten years from the date of grant. In addition, an Outside Director receives an annual grant of stock options, pursuant to a formula set forth in the applicable plan, which is made on the date of the director's election or re-election to the Board of Directors. In 1996, each eligible director as of the April 1996 annual meeting received an annual stock option to purchase 1,400 shares of Common Stock at an exercise price of $30.00 (the market price of Common Stock on the date of grant). The annually granted stock options have a ten year term and vest over three years (33% on the first and second anniversaries of the date of grant and 34% on the third anniversary). Mr. Kozlowski was elected to the Board on June 25, 1996 and, as of that date, he received his initial election stock option grant covering 6,000 shares of Common Stock and his 1996 annual stock option grant covering 1,300 shares of Common Stock, each at an exercise price of $32.375 (the market price of Common Stock on the date of grant).

    Effective May 31, 1996, the Company terminated its Directors Retirement Plan and the lump-sum present value of each participating director's accrued benefit under the Director's Retirement Plan was payable in 1997 or, at the director's election, deferred to a later date. Beginning in 1996, in lieu of an annual accrual under the Directors Retirement Plan, each Outside Director receives an annual grant of 1,000 shares of Common Stock (or stock units that are not paid until termination of the director's services) which is made on the date of the director's election or re-election to the Board of Directors.

    No compensation is paid to directors who are employees of the Company or its subsidiaries in their capacity as directors.

    COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION. The Compensation Committee consists of Messrs. Chain, Clendenin, and Medlin. There are no Compensation Committee interlocks or insider participation.

                     COMPARISON OF CUMULATIVE TOTAL RETURNS
      RJR NABISCO HOLDINGS CORP., S&P 500 INDEX AND S&P FOOD/TOBACCO INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

              S&P 500 INDEX   S&P FOOD/TOBACCO INDEX    RN COMMON STOCK
12/31/1991               100                      100                 100
12/31/1992            107.62                    97.09               80.23
12/31/1993            118.45                    77.68                59.3
12/31/1994            122.47                    84.69               51.16
12/31/1995            165.11                   124.16               60.27
12/31/1996            203.02                   131.24               70.62

------------------------

- The S & P Food/Tobacco Index is a weighted average of the separate S & P Food and Tobacco Indices based upon the percentage of operating income before restructuring charges from the Company's business units. For the year ended December 31, 1996, 66% of the Company's operating income before restructuring charges came from Tobacco operations and 34% came from Food operations.

- Total returns assume $100 invested on December 31, 1991 in Common Stock, the S & P 500 Index, and the S & P Food/Tobacco Index with reinvestment of dividends.

                         COMPENSATION COMMITTEE REPORT

    This report has been submitted to the stockholders by the Compensation Committee (the "Committee") of the Board of Directors and reflects the executive compensation policies and practices of the Company and its subsidiaries during 1996. The Committee is principally responsible for executive compensation and administers the Company's executive compensation programs and plans. The Committee reports regularly to the Board of Directors, and the Board is periodically asked to ratify Committee actions. During 1996, the Committee consisted of Directors who were not employees of the Company or any of its subsidiaries, and who, therefore, were not eligible to participate in any of the Company's executive compensation programs or plans.

EXECUTIVE COMPENSATION PRINCIPLES AND POLICIES

    In determining the amounts, composition, and terms and conditions of the compensation for executive officers of the Company, the Committee is guided by two principles: (1) compensation opportunities must enable the Company to attract and retain individuals with the high caliber of talent and skills which are critical to the Company's success and (2) a substantial portion of each executive officer's compensation must be tied to quantifiable measures of the Company's financial results from operations and/or stock price performance. These principles are reflected in the actions discussed below relating to salaries, annual incentives and long-term incentives.

    As noted in previous reports, changes made to the Internal Revenue Code in 1993 limit the ability of publicly-traded companies to secure a tax deduction for certain compensation paid to certain individuals named in the summary compensation table. The Committee has taken actions to limit the impact of this change in tax law. For example, the annual bonus program is structured so as to retain the tax deduction for bonus awards and stockholders are being asked to approve amendments to the Company's long-term incentive plan that, in large part, are intended to preserve the deductibility of certain compensation payable under the plan. The Committee will continue to seek ways to limit the impact of this change; however, the Committee feels that the tax deduction limitation should not be permitted to compromise the Company's ability to attract and retain the executive talent required to compete successfully on a global basis. Accordingly, achieving the desired flexibility in the design and delivery of compensation may occasionally result in some compensation that is not deductible for federal income tax purposes.

MAJOR COMPENSATION COMPONENTS

    The compensation program for executive officers is composed of annual compensation, long-term compensation and benefits. In determining appropriate compensation plans and levels, the Committee relies on independent outside consultants who provide surveys and other data regarding the compensation practices of companies that are representative of the size and type of company with which the Company competes in the marketplace for executive talent. This is a broader and more diverse group of companies than used for the peer company index in the Performance Graph mandated by the Securities and Exchange Commission which appears on page 21. The base salary and targeted incentive compensation levels of the comparator companies (without specific regard for the impact of performance on compensation actually earned) are used by the Committee in determining base salary and targeted incentive compensation levels of executive officers of the Company, as described below.

ANNUAL COMPENSATION

    The annual compensation for each of the named executive officers is composed of salary and an annual target bonus opportunity. In general, salaries paid to executive officers reflect the median of competitive practices, as reflected in salary survey data used by the Committee for comparison purposes. A senior executive will receive an increase in salary, the amount of which is determined pursuant to salary survey data, only when performance warrants and the Committee determines that either a change in the individual's responsibilities or market conditions warrant such an action.

    Annual compensation levels (salary plus annual target bonus opportunity) are set to reflect the 75th percentile of the compensation practices of comparator companies. Except as noted below, the bonus amounts shown in the summary compensation table were determined exclusively from performance ratings for the financial performance of the businesses for which the individual is responsible or performs services as determined using performance grids established early in 1996. The key measure of financial performance was cash net income and, in some cases, operating company contribution and/or market share. Mr. Sharpe's bonus amount was determined largely (but not exclusively) based on financial performance using performance grids established early in 1996 and Mr. Harper's bonus was a pro-rata portion of his target bonus.

LONG-TERM COMPENSATION

    The Committee has historically relied on a mix of various forms of stock-based grants and multi-year incentive opportunities to motivate executives to maintain a longer term perspective. In 1996, long-term incentive grants for the named executive officers were made in the form of stock options, except that Mr. Sharpe, in connection with his reemployment by the Company, was also granted restricted stock and performance units to establish a balance of long-term incentives.

    In determining the size of the stock option and other long-term incentive grants, the Committee targets the 75th percentile of combined competitive stock options and other long-term incentive opportunities at comparator companies. In making such grants, the Committee does not take into account whether an executive has exercised or continues to hold previously granted stock options.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

    Mr. Goldstone's compensation for 1996 was determined by his performance and by the terms of his employment agreement with the Company, which was unanimously approved by the Board of Directors. The terms of the employment agreement reflect the compensation deemed necessary to induce Mr. Goldstone to accept employment with the Company and to forgo other professional opportunities. The terms and conditions of Mr. Goldstone's employment agreement are discussed in detail beginning on page 16. Although Mr. Goldstone was entitled to an annual salary in 1996 of $1,100,000, he agreed to a reduction of his annual salary to $800,000 in exchange for an increase in his target annual bonus opportunity to reflect the salary reduction. This action not only reduced the amount of Mr. Goldstone's compensation that was guaranteed, it should also ensure that the Company may deduct, for federal income tax purposes, all of Mr. Goldstone's 1996 salary and annual bonus award.

    Mr. Goldstone's 1996 annual bonus award of $2,200,000 was based on a performance schedule adopted by the Committee in early 1996, using the Company's annual cash net income as the performance measure. The performance schedule used to determine Mr. Goldstone's annual bonus was the same as the performance schedule used for other bonus-eligible corporate headquarters employees. Mr. Goldstone's bonus award reflects the Committee's assessment of his success during 1996 in sharpening the Company's focus on producing consistent and improving operating results while guiding the Company through significant external challenges.

    Effective in 1997, the Committee increased Mr. Goldstone's contractual annual base salary to $1,250,000 and his target annual incentive compensation opportunity to 100% of his annual base salary. However, Mr. Goldstone's maximum annual bonus opportunity for 1997 is less than the maximum annual bonus opportunity that was in effect for him in 1996. This action, which was ratified by the full Board of Directors, was taken following a review by outside compensation consultants of competitive practices for chief executive officers of similarly situated companies. As adjusted, Mr. Goldstone's 1997 annual compensation is intended to be consistent with the Committee's targeted annual compensation levels, which are set to reflect the 75th percentile of the compensation practices of comparator companies. As he did in 1996, Mr. Goldstone agreed to a reduction of his annual salary to $800,000 in exchange for an increase in his target annual bonus opportunity to reflect the reduction.

    In 1996, Mr. Goldstone was granted a stock option to purchase 400,000 shares of Common Stock with an exercise price of $34.875 (the market price of Common Stock on the date of grant). The size of Mr. Goldstone's 1996 stock option grant was determined in accordance with the Committee's practice (referred to above) of targeting the 75th percentile of competitive stock option grants. When Mr. Goldstone became Chairman of the Company, the compensation committee and board of directors of Nabisco granted a stock option to Mr. Goldstone under a plan maintained by Nabisco in recognition of Mr. Goldstone's oversight role in respect of Nabisco. This grant is identified in the executive compensation section of this proxy statement and was conditioned on the purchase by him of approximately $500,000 of Nabisco Stock.

SUMMARY

    The Committee believes that the Company's executive compensation program must continually provide compensation potential of such significance that individuals of exceptional talent and skills are motivated to join and remain with the Company and to perform in an exceptional manner. By ensuring that such persons are managing the Company's operations, the long-term interests of stockholders will be best served. The actions taken by the Committee for 1996 were consistent with this focus and the principles outlined above.

                                          John T. Chain, Jr. (Chairman)
                                          John L. Clendenin
                                          John G. Medlin, Jr.

                    ITEM 3--AMENDMENT AND RESTATEMENT OF THE
                           RJR NABISCO HOLDINGS CORP.
                         1990 LONG TERM INCENTIVE PLAN

    The RJR Nabisco Holdings Corp. 1990 Long Term Incentive Plan (the "LTIP") was established by the Company in 1990 to provide the Company with an effective means to attract, retain, and motivate key personnel of the Company and its subsidiaries. The LTIP was approved by stockholders in 1990 and an amendment to the LTIP was approved by stockholders in 1993. As of March 1, 1997, approximately 20 million shares of Common Stock had been allocated to approximately 2,800 current and former employees pursuant to awards under the LTIP. On February 28, 1997, the Board amended and restated the LTIP, to be effective upon stockholder approval, to provide for issuance under the LTIP of up to an additional 12 million shares of Common Stock and to make other amendments to the LTIP, including the following constraints on its operation:

    - prohibit the grant of stock options with an exercise price below the fair market value of Common Stock;

    - impose limits on the size of grants that may be made to a participant;

    - impose limits on the aggregate number of shares that may be subject to grants of restricted stock and performance shares;

    - prohibit any repricing of stock options or stock appreciation rights without shareholder approval; and

    - eliminate certain types of awards.

    Certain amendments are intended to comply with the requirements of Section 162(m) of the Code, regarding "performance-based compensation" to preserve the deductibility of certain compensation provided through the LTIP. Shareholders are being asked to approve the LTIP, as amended. Awards may be granted under the LTIP during the ten-year period following stockholder approval.

    The following summary of the LTIP is qualified in its entirety by reference to the full text of the LTIP, as proposed to be amended and restated, attached as Exhibit A to this Proxy Statement.

    The LTIP provides for the granting of awards to employees of the Company or its subsidiaries or other individuals who have a unique relationship with the Company or its subsidiaries, as determined by the Compensation Committee. Currently, approximately 1,250 individuals are eligible to participate in the LTIP. The LTIP is administered by the Compensation Committee, which is authorized to establish rules and regulations for administration of the LTIP, to make determinations and interpretations under the LTIP and to grant awards pursuant to the LTIP.

    The LTIP is not subject to any provision of ERISA and is not qualified under
Section 401(a) of the Code.

    SHARES AVAILABLE FOR GRANTS. The maximum number of shares of Common Stock which may be granted in respect of all awards during the term of the LTIP is proposed to be increased from 21 million shares to 33 million shares, which may be adjusted in the event of certain capital changes as described below. As of December 31, 1996, taking into account (a) the awards outstanding under all stock plans of the Company (17,983,323 shares), (b) the shares remaining available for awards under all stock plans of the Company (3,680,326 shares) and
(c) the additional 12 million shares to be available for awards under the LTIP as proposed to be amended, the total shares of Common Stock issued or issuable under all stock plans of the Company will constitute less than 10% of the sum of
(x) the currently outstanding Common Stock of the Company (270,197,008 shares),
(y) the Common Stock issuable upon conversion of all outstanding convertible securities of the Company (56,261,784 shares) and (z) all such outstanding and available shares under all stock plans of the Company (items (a) and (b) above). Shares authorized for issuance under the LTIP may be used to satisfy the Company's obligations under any other compensation plans or arrangements. No more than three million shares of Common Stock may be granted as "incentive stock options", subject to adjustment as described below. The aggregate maximum number of shares of Common Stock which may be granted as shares of restricted stock or performance shares may not exceed three million shares, subject to adjustment as described below. Limitations on other awards are summarized below.

    Shares related to prior grants that are forfeited, terminated, canceled, expire unexercised, settled in cash, tendered to or retained by the Company in satisfaction of exercise price obligations or in any other manner that are not issued as shares of Common Stock shall again become eligible for grant under the LTIP.

    AWARDS. Subject to the terms of the LTIP, the Compensation Committee, in its sole discretion, or the Board of Directors in lieu of the Compensation Committee, may grant awards in such amounts and in such of the forms permitted by the LTIP as it deems appropriate. The permissible forms of awards under the LTIP are: stock options (both incentive stock options and other stock options); stock appreciation rights; restricted stock; performance units and performance shares. Rights to cash payments in respect of cash dividends paid on Common Stock may be a component of LTIP awards. The material terms and features of the various forms of awards are set forth below.

    (A) STOCK OPTIONS--These are stock options that may be granted as either "incentive stock options" pursuant to the restrictions of Section 422 of the Code or as "non-qualified stock options". Generally, stock options may not have a term of more than fifteen years (ten years for incentive stock options) and may not have an exercise price less than 100% of the fair market value of Common Stock on the date they are granted. Payment of the option price may be made in cash, shares of Common Stock or any combination thereof, as determined by the Compensation Committee. No participant may receive a grant of stock options in any calendar year covering more than two million shares of Common Stock, plus any unused amount from a prior year.

    (B) STOCK APPRECIATION RIGHTS--These are rights to receive cash or Common Stock in an amount equal to the appreciation of shares of Common Stock subsequent to the date the stock appreciation rights are granted. Stock appreciation rights have a base price value equal to a share of Common Stock on the date of grant or, if granted in tandem with stock options, the exercise price of such options. Stock appreciation rights are granted for no consideration, cannot be exercised following fifteen years from the date of grants, may be granted in tandem with options or separately and may be terminated by the Compensation Committee. No participant may receive grants of more than two million stock appreciation rights in any calendar year, plus any unused amount from a prior year.

    (C) RESTRICTED STOCK--These are shares of Common Stock, or units equivalent to Common Stock, delivered to an individual generally without payment of consideration that are subject to restrictions or conditions.

    (D) PERFORMANCE UNITS--These are rights, including performance notes and performance note appreciation rights, to receive cash payments or Common Stock at a future date based upon the Company's performance during a performance period. The performance factors which may be selected by the Compensation Committee may be based on any one or more of the following: price of Common Stock or the stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, return on invested capital, economic profit, economic value added, net income, cash net income, free cash flow, earnings per share, cash earnings per share, operating company contribution or market share. These factors will have a minimum performance standard below which no amount will be paid and may have a maximum performance standard above which no additional payments will be made. The performance period may not exceed 10 years. No participant may receive payment in respect of any award of performance units granted for any performance period with a value in excess of $10 million.

    (E) PERFORMANCE SHARES--These are similar to performance units, but the ultimate payments may be made in either cash or shares of Common Stock and are determined not only on the basis of the Company's performance during the interim period, but also upon the price of Common Stock at the end of the period. The performance factors that the Compensation Committee may select are the same as those available in respect of performance units and similar conditions relating to minimum and maximum performance standards and maximum performance periods are applicable. No participant may receive payment in respect of performance shares granted for any performance period in excess of 500,000 shares of Common Stock or the cash equivalent thereof.

    PLAN BENEFITS

    It is not possible to determine future awards under the LTIP. As of March 1, 1997, awards have been made under the LTIP in 1997 in the form of stock options (non-qualified stock options) and performance note appreciation rights (described in footnote (3) to the table below). In addition, the 1997 annual bonus opportunity for certain of the named executive officers was denominated in a combination of one-year performance units and performance notes granted under the LTIP. These awards are set forth in the table below.

                                                                               1997 ANNUAL BONUS       PERFORMANCE
                                                                          ---------------------------      NOTE
                                                                             1-YEAR                    APPRECIATION
                                                               STOCK      PERFORMANCE    PERFORMANCE      RIGHTS
NAME                                                       OPTIONS(#)(1)  UNITS ($)(2)  NOTES (#)(2)      (#)(3)
---------------------------------------------------------  -------------  ------------  -------------  ------------
Mr. Goldstone............................................      460,000    $  1,950,000        7,813              0
Mr. Harper...............................................            0    $          0            0              0
Mr. Greeniaus............................................            0    $          0            0              0
Mr. Schindler............................................            0    $    483,000        2,516         65,700
Mr. de Labouchere........................................            0    $    407,159        2,844         61,000
Mr. Sharpe...............................................            0    $    378,000        1,969         33,400
Executive Officers as a Group (4)........................      460,000    $  3,218,159       15,142        160,100
Non-Executive Officer Employee Group.....................            0    $          0            0        126,600

------------------------

(1) The stock options have a term of 10 years, but are subject to earlier cancellation in certain circumstances. The stock options vest in accordance with the following schedule: 33% on each of the first and second anniversaries of the date of grant and 34% on the third anniversary of the date of grant. The exercise price is $32.25, the closing price of Common Stock on the date of grant.

(2) The eligible named executive officers will receive their annual bonus for 1997 in the form of a combination of one-year performance units and performance notes, subject to stockholder approval of the LTIP, as amended. The performance units shown in the table are rights to receive cash based on 1997 performance, using performance measures determined in early 1997. Performance notes are performance units whose value may fluctuate up or down based on attainment of predetermined financial performance objectives that are derived from the Company's or an operating company's long-term strategic plan. Each of the Company and each operating company has its own performance notes utilizing its own financial performance objectives, but all performance notes have a beginning value of $32 (derived from an average of closing prices of Common Stock during the last 30 trading days of 1996). These columns show the maximum value of one-year performance units that can be awarded to a participant in connection with his annual bonus and the maximum number of performance notes which can be earned (based on performance) by a participant in connection with his annual bonus. The Compensation Committee has retained the discretion to reduce the value of the one-year performance units granted and/or the number of performance notes earned. Performance notes vest two years after they are earned. Mr. de Labouchere's one-year performance unit grant is denominated in Swiss Francs. The dollar amount shown on the table is based on the exchange rate in effect on December 31, 1996 (1.341 CHF to 1 US$).

(3) Each recipient was granted appreciation rights on the performance notes of a mix of the Company and operating companies, subject to stockholder approval of the LTIP, as amended. Performance notes had a beginning value of $32 ($38, for Nabisco Performance Notes), but thereafter the value may fluctuate up or down based on attainment of predetermined financial performance objectives. The appreciation rights will have value only if and to the extent that the value of the underlying performance notes exceeds the beginning value. In the event of a Change of Control, performance notes will have a floor value equal to the market price of Common Stock on the date of the Change of Control. The appreciation rights have a five year term and vest in accordance with the following schedule: 33% on each of the first and second anniversaries of the date of grant and 34% on the third anniversary of the date of grant.

(4) Thirteen people, including the five named executive officers. Mr. Harper was excluded from this group since he retired in 1996.

    ADJUSTMENTS, TERMINATION AND AMENDMENT. The total number of shares of Common Stock that may be allocated pursuant to awards made under the LTIP or that may be allocated to any one individual, the limitations on types of awards, the number of shares of Common Stock subject to outstanding options, the exercise price for such options, the number of outstanding stock appreciation rights, the base value of such rights, the number of outstanding performance shares and other terms and conditions of awards may be equitably adjusted by the Compensation Committee in the event of certain corporate transactions, including a spin-off, stock dividend, extraordinary cash dividend, stock split or a subdivision, recapitalization, combination or reclassification of shares, a merger or consolidation, change in control or similar event. Except under the circumstances noted above, the individual and aggregate limitations on grants under the LTIP may not be increased, and the exercise price of stock options and base price of stock appreciation rights may not be reduced, other than with the approval of the Company's shareholders.

    The Board may terminate or amend the LTIP, except that no amendment or termination of the LTIP may adversely affect any participant's rights with respect to previously granted awards without the consent of such participant, but stock appreciation rights may be changed or canceled without a participant's consent. Except under the circumstances noted above, the individual and aggregate limitations on grants under the LTIP may not be increased, and the exercise price of stock options and base price of stock appreciation rights may not be reduced, other than with the approval of the Company's shareholders.

    CHANGE OF CONTROL. In the event of a Change of Control (as described below) of the Company: (i) stock options will generally become fully vested and exercisable; provided, that the Compensation Committee may elect to make a cash payment to participants in lieu of delivery of shares upon exercise equal to an amount determined pursuant to applicable stock option grant agreements or an amount equal to the "spread" (i.e., the excess of the fair market value of Common Stock on the date of exercise over the exercise price) multiplied by the number of shares exercised; (ii) stock appreciation rights will generally become fully vested and exercisable; (iii) restricted stock will have restrictions removed; (iv) performance units will become vested pro rata based on the number of months in the performance period before the Change of Control, and will have a value equal to the greater of their target value or the value derived from actual performance as of the Change of Control; and (v) the Compensation Committee will have authority to establish or revise the terms of grants in a manner that is not adverse to participants. A Change of Control includes certain acquisitions of 30% or more of the combined voting power of the Company's securities, certain changes in the composition of the Board (including certain changes resulting from a proxy contest), certain mergers or consolidations of the Company or the disposition of substantially all of the assets of the Company.

    FEDERAL INCOME TAX CONSEQUENCES OF STOCK OPTIONS. The following is a brief summary of the Federal income tax rules currently applicable to incentive stock options and other stock options.

    INCENTIVE STOCK OPTIONS. The grant of an incentive stock option will have no immediate tax consequences to the optionee or to the Company. The exercise of an incentive stock option by the payment of cash to the Company will generally have no immediate tax consequences to the optionee (except to the extent it is an adjustment in computing alternative minimum taxable income) or to the Company. If an optionee holds the shares acquired pursuant to the exercise of an incentive stock option for the required holding period, the optionee generally will realize long-term capital gain or long-term capital loss upon a subsequent sale of the shares in the amount of the difference between the amount realized upon the sale and the purchase price of the shares (i.e., the exercise price). In such a case, no deduction will be allowable to the Company in connection with the grant or exercise of the incentive stock option or the sale of shares of Common Stock acquired pursuant to such exercise.

    If, however, an optionee disposes of the shares prior to the expiration of the required holding period (a "disqualifying disposition"), the optionee will recognize ordinary income (and the Company will be entitled to a deduction) equal to the excess of the fair market value of the shares of Common Stock on the date of exercise (or the proceeds of the disposition, if less) over the exercise price. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock.

    OTHER (NONQUALIFIED) STOCK OPTIONS. The grant of a nonqualified stock option will have no immediate tax consequences to the optionee or to the Company. Upon the exercise of a nonqualified stock option, the optionee will recognize ordinary income (and the Company will be entitled to a deduction, subject to compliance with any applicable reasonableness and performance-based requirements under the Code) in an amount equal to the excess of the fair market value of the shares of Common Stock on the date of the exercise of the option over the exercise price. The optionee's tax basis in the shares will be the exercise price plus the amount of ordinary income recognized by the optionee, and the optionee's holding period will commence on the date the shares are transferred. Special rules apply in the event all or a portion of the exercise price is paid in the form of stock. Upon a subsequent sale of shares of Common Stock acquired pursuant to the exercise of a nonqualified stock option, any difference between the optionee's tax basis in the shares and the amount realized on the sale is treated as long-term or short-term capital gain or loss, depending on the holding period of the shares. Ordinary income recognized by virtue of the exercise of nonqualified stock options is subject to applicable withholding as required by law.

    THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR APPROVAL OF THE LTIP, AS AMENDED AND RESTATED.

                             STOCKHOLDER PROPOSALS

    Certain stockholders have submitted the nine proposals set forth below. The Company will furnish, orally or in writing as requested, the names, addresses and claimed share ownership positions of the proponents of these stockholder proposals promptly upon written or oral request directed to the Secretary of the Company. The following proposals have been carefully considered by the Board, which has concluded that their adoption would not be in the best interests of the Company or its stockholders. For the reasons stated after each proposal and its supporting statement, the Board recommends a vote AGAINST each proposal.

    Proposals of stockholders intended to be presented at the next Annual Meeting must be received by the Secretary of the Company no later than November
  , 1997 at the Company's principal executive offices: RJR Nabisco Holdings Corp., 1301 Avenue of the Americas, New York, NY 10019-6013.

          ITEM 4--STOCKHOLDER PROPOSAL ON TESTING CIGARETTE ADDITIVES

    A stockholder has submitted the following proposal, which will be voted upon at the Annual Meeting if presented by its proponent:

    "WHEREAS cigarette manufacturers, including our Company, have publicly reported adding hundreds and hundreds of ingredients to the tobacco used in cigarettes;

    "-- Additives used in the papers and the filters of cigarettes have not been similarly disclosed to the public;

    "-- In 1967, the director of research at the Brown & Williamson Tobacco Company expressed concern about the toxicity of the combustion products of additives to tobacco;

    "-- Other scientists have also raised concerns about the safety of additives, indicating that some could produce cancer-causing agents when burned and inhaled. According to the American Health Foundation, at least some of the additives on the industry's list of ingredients can produce carcinogenic agents when combusted;

    "-- Tobacco manufacturers, including our Company, suggest that additives are safe for use in cigarettes if they are regarded by experts as safe for use in foods. However, this standard is not reasonable since combustion products of food additives may not be safe, and food additives are not inhaled when food is eaten;

    "-- The federal government has a confidential list of additives to tobacco. The government has advised the U.S. Congress that many of the materials on the list could cause disease or potential adverse health effects if a sufficient dose were ingested, but it has been unable to determine the potential degree of diseases or adverse health effects because of the industry's refusal to provide information about doses, combinations of ingredients, and when and how the additives are incorporated in the manufacturing process. The list is also incomplete since it does not include additives to paper or to filter components;

    "-- The failure to show that the additives used by our Company, when they are burned and inhaled, are safe for our Company's customers opens up potential litigation threats;

    "-- Our Company used a toxicological evaluation protocol based on inhalation studies in animals for its Premier device. This approach could be used to test the additives and combustion products of additives used in cigarette tobacco, paper and filters;

    "RESOLVED, that shareholders request that the Board have all ingredients added to our Company's cigarettes tested for safety using accepted toxicological evaluation protocols, including but not limited to, studies based on animal inhalation models wherein the ingredient is burned and inhaled alone or in combination with tobacco smoke. Any additive to cigarettes suspected of causing harm to humans should be removed from our cigarettes as soon as possible once this conclusion has been drawn by the responsible scientists but not later than January 1, 2000. In any instance in which removal is not feasible, our Company's customers should be given an appropriate warning of the potential harm an additive may cause."

    The proponent has submitted the following statement in support of his proposal:

    "If you believe it's 'better to be safe than sorry,' please support this resolution to protect the health of consumers and to protect our Company from unnecessary litigation."

    THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    This proposal would not benefit RJRT or consumers because RJRT already conducts a thorough scientific evaluation of the ingredients added to cigarettes, including ingredients added to filters and papers. Where appropriate, this evaluation includes chemical studies, such as pyrolysis studies, biological studies and inhalation studies. Based on this evaluation, RJRT believes that the ingredients it adds to cigarettes are not hazardous under the conditions of use.

    The major U.S. cigarette manufacturers have provided a list of ingredients added to tobacco to the Department of Health and Human Services ("HHS") every year since 1986. The RJRT ingredients submitted to HHS as part of the industry list include flavors added to filters and papers. In 1996 and whenever requested, the major U.S. manufacturers have provided HHS with the ingredient maximum use levels, which represent the highest quantity used for each ingredient for any brand sold.

    Congress mandated that HHS review the list and report to Congress its concerns about any of the ingredients. At no time has HHS ever submitted a report to Congress or informed RJRT that HHS had any concern about the safety of any ingredient on the list.

    In 1994, RJRT and the other major U.S. cigarette manufacturers released to the public a list of ingredients that they add to tobacco. The industry list was released to address misleading publicity about cigarette ingredients. At the same time, RJRT released a report by six independent expert scientists who examined these cigarette additives and determined that the ingredients are not hazardous under the conditions used. Each scientist independently reviewed the scientific data on the ingredients added to cigarette tobacco by the major U.S. manufacturers and independently visited individual tobacco companies to examine the testing and research program used for the ingredients.

    In reviewing data related to the safety of ingredients, the scientists focused on the ingredients used in the highest quantities since exposure to these ingredients would be expected to be the highest. The scientists determined that most ingredients are present at very low levels as components of proprietary flavor formulations, and exposure, if any, would be toxicologically insignificant.

    The scientists reviewed extensive data on the ingredients added to cigarette tobacco from a number of published and unpublished studies including data from in vitro and in vivo tests on metabolism, genotoxicity and reproduction as well as acute, subchronic and chronic toxicity tests.

    The independent panel also reviewed pyrolysis and transfer data for ingredients added to cigarette tobacco. Based upon such data from representative ingredients, the panel determined that most volatile ingredients do not pyrolyze in burning cigarettes, i.e., they do not decompose or chemically change as a result of heat. They are transferred intact in smoke and, if there is exposure and absorption, metabolism would be similar to ingestion. The panel found that those ingredients that do pyrolyze are chemically similar to tobacco leaf components, in their relatively low levels, suggesting that the pyrolized ingredients do not significantly alter the composition of tobacco smoke. The expert panel of scientists concluded that ingredients added to tobacco in the manufacture of cigarettes by the major U.S. cigarette manufacturers are not hazardous under the conditions of use.

    In summary, HHS has never indicated to RJRT that the agency has any concern about the safety of any ingredient added to tobacco or cigarette papers and filters by RJRT. A report issued by independent scientists in 1994 concluded that the ingredients added to tobacco in the manufacture of cigarettes by the major U.S. manufacturers are not hazardous under the conditions of use. Based on its comprehensive evaluation program, RJRT has reached the same conclusion about its ingredients.

    THEREFORE, YOUR BOARD URGES STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL.

                ITEM 5--STOCKHOLDER PROPOSAL ON MATERNAL SMOKING

    A stockholder has submitted the following proposal, which will be voted upon at the Annual Meeting if presented by its proponent:

    "WHEREAS, according to THE WASHINGTON POST, at our last annual meeting, our former Chairman, Charles M. 'Mike' Harper said (in an allegedly 'ridiculous' manner) that infants endangered by parents' or grandparents' smoking could simply crawl out of the room. His remarks came after being asked if he or other board members with children or grandchildren would want them exposed to secondhand smoke. Harper said that, while not intruding on their right to smoke, 'I would try to discourage them.' When pressed by another shareholder, a nurse who said she smoked around her infant, but then quit, Harper said 'he was glad she had stopped smoking and suggested she should have done so when her child was following her around. 'It is up to you as a parent that the child that cannot move is not exposed to smoke,' he said;

    "-- A recent analysis of the harm to fetuses and newborns caused by cigarettes indicates cigarettes cause up to 141,000 abortions, 61,000 cases of low birthweight, 4,800 perinatal deaths, and 2,200 deaths from the Sudden Infant Death Syndrome (SIDS) annually in this country;

    "-- Smoking kills at least 100 times more babies annually as 'partial-birth abortions;'

    "-- A 1996 Emory University study revealed pregnant women smokers are 50% more likely to have mentally retarded children; those smoking a pack a day were 85% more likely to give birth to a retarded child;

    "-- A 1996 BRITISH MEDICAL JOURNAL report, encompassing more than 350,000 births over a two-year period, found that exposure to tobacco smoke is a much bigger risk factor for SIDS than previously suspected. Keeping newborns away from tobacco smoke could reduce the death rate from SIDS by nearly two-thirds;

    "-- Cigarettes impair fertility and reduce a woman's capacity to nurse;

    "-- In issuing the recall of 8 billion cigarettes in May 1995 because of suspected contamination, the Company expressed particular concern that pregnant women avoid the undesired toxin the Company had identified in its cigarette filters;

    "-- Concerned about protecting the unborn from harm, the manufacturer of Accutane, another product known to be toxic to the fetus, conducts an extensive educational campaign designed to inform physicians and potential consumers about the importance of women not using Accutane if they are or might become pregnant;

    "RESOLVED, that shareholders request management to prepare a report on steps the Company will take (beyond present periodic inclusion of warnings on cigarette packages) to warn women of child-bearing age of the harm caused by their tobacco use both before and after birth to infants. The report should be produced at reasonable expense and be provided to requesting shareholders by no later than January 1, 1998."

    The proponent has submitted the following statement in support of his proposal:

    "Study after study shows that the cigarette is a major cause of fetal and neonatal harm. Cigarettes continue to cause serious injury in pregnancy and in the neonatal period despite a warning on cigarette packs and in some advertising. If you believe the Company should explore ways it can reduce the harm its products do to infants, please vote 'yes.' "

    THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    The report and program advocated in this proposal would serve no purpose because a specific warning on smoking by pregnant women already appears on cigarette packs and in advertisements in rotation with three other government prescribed warnings. RJRT strictly complies with these and other health-warning requirements. These warnings are part of a comprehensive federal program designed by Congress to inform the public adequately of any relationship between smoking and health. The warnings are clearly written and easy to understand. The warnings constantly reinforce the widespread, if not universal, awareness of health risks associated with smoking, including health risks associated with smoking and pregnancy. Consequently, additional warnings are unnecessary.

    The widespread awareness of smokers and nonsmokers of health risks associated with smoking and pregnancy; the awareness of physicians frequently reinforced by articles in medical journals; the education campaigns conducted by public and private health organizations; and information from government agencies that is widely publicized on this issue--all stand in sharp contrast to the Accutane example referenced in the proposal. In that case, a prescription drug was approved in 1982 by the Food and Drug Administration (the "FDA") for the limited specific use of treating only severe recalcitrant cystic acne that was potentially disfiguring and for which other treatments were ineffective. The manufacturer included warnings that the drug must not be used by women who were or could become pregnant because of the high risk of severe birth defects. Nevertheless, within a few years after FDA approval, there were calls to ban the use of the drug among women of childbearing age due to births of malformed babies to women who used the drug. The FDA believed that some patients and doctors ignored the risks, not being fully aware of the extremely high frequency and severity of the birth defects. The manufacturer and the FDA reached an agreement for an unprecedented program to restrict prescription of the drug solely to its limited specific use, to exclude the possibility of pregnancy before taking the drug, and to ensure that effective contraception was used by women of childbearing age for whom the drug was prescribed. This example is far removed from the risks associated with smoking and pregnancy, which are broadly disclosed through U.S. Government warnings on packaging.

    Regarding other claims made in this proposal, RJRT notes that estimates of death and disease "attributable" to smoking are, without exception, based on complicated mathematical models that use unproven--and in some cases, demonstrably incorrect--assumptions. Further, studies that have evaluated various risks to fetuses and newborns from secondhand smoke report inconsistent results and do not take into account all the factors that might be responsible for the effects. Finally, RJRT recalled no cigarettes in May 1995 and had no reason to do so.

    RJRT believes that women should consult their doctors throughout their pregnancy and follow their doctors' advice. Similarly, parents should consult their babies' doctors and their own doctors with regard to proper care for newborns. The widespread, if not universal, awareness among doctors and their patients of the health risks associated with smoking during pregnancy renders this proposal unnecessary.

    THEREFORE, YOUR BOARD URGES STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL.

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
               ITEM 6--STOCKHOLDER PROPOSAL ON U.S. YOUTH SMOKING
                        PROGRAMS IN DEVELOPING COUNTRIES

    A stockholder has submitted the following proposal, which will be voted upon at the Annual Meeting if presented by its proponent:

    "WHEREAS our Company has launched a campaign to prevent youth from smoking in the United States by supporting laws prohibiting tobacco sales to minors, training retailers not to sell to minors and adherence to a voluntary advertising code;

    "-- Due, in great part to our company's major marketing thrust, RJR's sales of cigarettes have soared in international markets, particularly in the developing countries of Asia and Eastern Europe;

    "-- A 1992, Bush Administration, U.S. Government Accounting Office report on 'International Trade: Advertising and Promoting U.S. Cigarettes in Selected Asian Countries,' indicated extensive violation of host country codes by U.S. cigarette companies;

    "-- A NEW YORK TIMES article (05/15/94) noted that: 'Most governments in Asia have launched anti-smoking campaigns, but their efforts tend to be overwhelmed by the Madison Avenue glitz unleashed by the cigarette giants. Several Asian nations have banned cigarette advertising on television and radio in recent years, but the tobacco companies often find ways around the bans through indirect promotions that skirt the law -- sports events, glossy advertisements for clothing brands, or travel agencies that bear the name and logo of a cigarette brand;'

    "-- Our Company has used movie stars and pop singers popular with U.S. teens, such as Madonna and Paula Abdul, to promote and advertise the Salem brand name in Asia;

    "-- Our Company has been sued in criminal court in France for allegedly violating that nation's law which bans cigarette advertising and promotions by advertising non-tobacco products with the same brand name, a practice illegal in France;

    "-- Our Company was sued in the Philippines in 1987. Plaintiffs allege that our Company advertised and marketed cigarettes to Filipino children using methods that are prohibited in the United States. Successful litigation in the Philippines, France or other developing countries could adversely affect the value of our stock;

    "-- Lawsuits in the United States have alleged that, decades ago, our Company conducted advertising practices that enticed children to smoke. If these lawsuits are successful, the value of our stock could be affected, and because of our failure to actively prevent youth smoking, other nations may file similar lawsuits;

    "-- The World Health Organization (WHO) estimates that by the time young smokers from developing countries reach their middle age years (2025), 7 million deaths from smoking will occur each year in those countries. These figures represent epidemic proportions;

    "RESOLVED, that the shareholders request management to implement the same programs that we have voluntarily proposed and adopted in the United States to prevent youth from smoking and buying our cigarettes in developing countries."

    The proponent has submitted the following statement in support of his proposal:

    "Much of the recent growth in cigarette sales has taken place in developing countries. We think this proposal offers a fair and reasonable approach to curb youth access to our cigarettes worldwide. To protect children from developing countries from smoking and protect our Company in future litigation, we urge shareholders to vote for this proposal."

    THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    R.J. Reynolds International ("RJRI") believes that children, wherever they live, should not smoke. Reflecting this concern, RJRI has already implemented comprehensive and effective policies that prohibit marketing and advertising that target children.

    RJRI complies with the laws of the jurisdictions in which it operates and with the cigarette industry's voluntary codes adopted in various countries. RJRI has adhered to fundamental principles which, since 1994, have been set forth in its Youth Policy and Marketing Code (the "Code"), a copy of which is available from the Company. The Code embodies RJRI's stated position ". . .that children should not smoke [and] as a responsible manufacturer and marketer of an adult product, we make every effort to ensure that our actions are guided by this basic belief."

    In some instances, RJRI's policy is stricter than local law and the voluntary industry code. For example, the Code states that ". . .all advertising and promotions are directed to adult smokers. RJRI does not market its cigarettes to children under 18 years of age or the legal age to purchase cigarettes in the country in which they are sold, whichever is higher" (EMPHASIS ADDED). Specific code provisions provide guidelines on media where advertising appears, content of advertising, sampling, direct marketing and similar topics.

    THEREFORE, YOUR BOARD URGES STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL.

            ITEM 7--STOCKHOLDER PROPOSAL ON REMOVING BENZO(A)PYRENE
                             FROM TOBACCO PRODUCTS

    A stockholder has submitted the following proposal, which will be voted upon at the Annual Meeting if presented by its proponent:

    "WHEREAS for years scientists have demonstrated that cigarette smoking is linked to various forms of cancer, especially lung cancer;

    "-- In October, 1996 SCIENCE magazine reported that researchers from the prestigious M.D. Anderson Cancer Center at the University of Texas in Houston and the Beckman Research Institute of the City of Hope in Duarte, California found a molecular mechanism that precisely indicates how benzo(a)pyrene ("B(a)P"), a known carcinogen in cigarette smoke, can cause lung cancer;

    "-- According to Dr. John Minna, a researcher at the University of Texas Southwestern Medical Center, this finding 'absolutely pinpoints that mutations in lung cancer are caused by a carcinogen in cigarette smoke;'

    "-- Reporting on the SCIENCE study, an article in THE NEW YORK TIMES declared (10/18/96): 'The findings reported today establish the long-missing link, in the opinion of experts in the field of cancer genetics, and may also play a role in pending litigation about smoking illnesses and passive smoking;'

    "-- That Wall Street recognized the significance of this study was evidenced by the fact that, on the day the article appeared, RJR Nabisco stock declined almost 4%;

    "-- Our Company seems to have been aware of the cancer-causing power of B(a)P and has tried to reduce its use in cigarettes. This can be concluded from the fact that we have spent millions of dollars trying to develop Eclipse. According to the Company, the aerosol from Eclipse contains 0.5 nanograms of B(a)P per stick, compared to 15 nanograms in the smoke of conventional cigarettes;

    "-- Upon hearing of the findings reported in SCIENCE, our Chief Executive Officer, Steven Goldstone, told THE WALL STREET JOURNAL: 'If this turns out to be a viable study that identifies a compound that could be cancerous, I guarantee you the tobacco industry on a very competitive basis is going to work like crazy to put out a product that removes that compound from cigarette smoke;

    "-- We believe RJR Nabisco should no longer make cigarettes that produce B(a)P in our cigarettes in the face of such conclusive evidence;

    "RESOLVED, that shareholders request the Board of Directors to take immediate steps to modify all our tobacco products throughout the world so that smoke from their use no longer creates benzo(a)pyrene unless Company scientists can prove conclusively that benzo(a)pyrene does not cause cancer in human beings."

    The proponent has submitted the following statement in support of his proposal:

    "The fact that our Company has been trying to reduce benzo(a)pyrene in our cigarettes is commendable. That we have been working on products like Eclipse is also noteworthy. However, the data now demonstrating a causal connection between benzo(a)pyrene and lung cancer demands immediate action. We feel this proposal is justified not only from fear of more litigation, but because eliminating benzo(a)pyrene from the smoke of our cigarettes is simply the right thing to do.

    "If you agree that our Company should not knowingly create any product which demonstrably undermines the health of and/or kills customers who use it, please vote "yes" for this proposal."

    THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    The Company believes that the research relating to benzo(a)pyrene ("B(a)P") reported in the October 1996 SCIENCE magazine article is preliminary, inconclusive and should not be over-interpreted for numerous reasons. First, the substance used in this study was not B(a)P as found in cigarette smoke but was benzo(a)pyrene diol epoxide ("B(a)PDE"), a related compound which has not been reported to be present in cigarette smoke. Second, the very high doses of B(a)PDE used in the study do not occur in the human body. Third, the research involved a cellular study which may or may not predict what actually occurs in the human body. The study was conducted on cells that had been removed from the body and therefore the body's natural defense mechanisms were not in place. Finally, cellular studies of this type expose cells to highly concentrated levels of pure compounds. However, in cigarette smoke, B(a)P, not B(a)PDE, occurs, and only in small quantities in a complex mixture. The complex mixture contains other compounds that might affect how B(a)P interacts with intact human cells. When whole cigarette smoke containing B(a)P was administered to laboratory animals in inhalation studies, lung tumors of the type statistically associated with smoking did not occur.

    Members of the scientific community have claimed that B(a)P is one of the compounds responsible for the diseases statistically associated with smoking since the 1950's. B(a)P has been classified as an animal carcinogen for many years, and it has been known for at least 30 years that small quantities of B(a)P occur in cigarette smoke. B(a)P often occurs at higher levels from a variety of common sources including auto exhaust, broiled and grilled foods, smoke from fireplaces, and burning coal, oil and gas.

    Other compounds in cigarette smoke have also been claimed to be responsible for these diseases. However, none of these compounds has produced lung tumors in test animals via inhalation at the concentrations found in cigarette smoke. RJRT nonetheless has evaluated methods for selectively reducing these compounds or by reducing concentrations of these compounds through general reductions in cigarette "tar" levels.

    Over the years, RJRT has evaluated a number of methods for selectively reducing B(a)P in cigarette smoke. These efforts have been generally unsuccessful, and no practical way to reduce B(a)P selectively in cigarette smoke has been identified. However, B(a)P has been reduced in cigarette smoke over the years due to "tar" reductions through such methods as filtration, air dilution and the use of expanded tobacco. These reductions have been recognized by scientists such as Dr. Ernst Wynder and Dr. Dietrich Hoffman of the American Health Foundation. B(a)P, as well as many other constituents, have been reduced in the Eclipse cigarette because it primarily heats rather than burns tobacco.

    In summary, RJRT believes that the B(a)P-related research reported in the SCIENCE magazine article is inconclusive and should be put in perspective. B(a)P in cigarette smoke has been reduced in general relationship to "tar" reduction. RJRT has not identified any practical way to selectively reduce B(a)P in cigarette smoke. However, RJRT continues to evaluate methods to reduce smoke constituents which have been linked with the diseases statistically associated with smoking.

    THEREFORE, YOUR BOARD URGES STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL.

       ITEM 8--STOCKHOLDER PROPOSAL ON ELIMINATING JOE CAMEL ADVERTISING

    Two stockholders have submitted the following proposal, which will be voted upon at the Annual Meeting if presented by its proponents:

    "WHEREAS studies consistently show high correlations between 'Joe Camel' ads and the percentage of minors smoking Camels;

    "1. A JOURNAL OF THE NATIONAL CANCER INSTITUTE article (10/18/95) showed tobacco advertising and promotions influence adolescents' decisions to begin smoking more than peer pressure. While all teenagers favored Camel ads, those teens identifying Camel ads as their favorite decreased the older they got;

    "2. Of non-smoking adolescents receiving promotional items, 41.7% received a Camel promotional item--twice as many as promotional items for any other brand;

    "3. THE JOURNAL OF MARKETING (April, 1996) showed teenagers are three times as likely as adults to respond to cigarette advertisements. 79% of teenage smokers prefer brands depicted by Joe Camel, the Marlboro Man and Newport's fun couples. The study's author declared: 'Whatever the intent of the firms, it is the youth of the nation who pay attention to and respond to the advertising;'

    "4. The same study demonstrated that, when brands increased their advertising budget 10%, the share of their adult smoking market grew only 3%, but the teenage share increased 9%. The three most advertised brands had the biggest gap between adult and teenage consumers. Camel accounted for 3.7% of adult smokers but 8.7% of teenage smokers;

    "5. A 09/20/96 Stanford University study supports the above findings;

    "In July, 1996, citing such evidence, a bipartisan group of 67 House members asked the FTC Chairman to reinvestigate the impact on young people of the Joe Camel cigarette ad campaign;

    "Notwithstanding THE WALL STREET JOURNAL reporting (07/14/95) 'Joe Camel' was being 'quietly demoted' and management statements that Joe Camel ads are being phased out, recent billboard faces and print media ads seem to feature him as much as ever. Meanwhile, THE JOURNAL reported (09/10/96) that, in Argentina:
'sales of the formerly marginal Camel brand have shot up 50% since Joe Camel and his cohorts first made their appearance' (09/10/96).'

    "RESOLVED, that the shareholders request the Board to adopt a policy ending Joe Camel ads anywhere in the world by 1998 unless it can be demonstrated independently of our Company's 'research' that the Joe Camel ad campaign is not significantly influencing minors to smoke."

    The proponent has submitted the following statement in support of his proposal:

    "The syndicated columnist, Bob Herbert, wrote (08/23/96) in THE NEW YORK
TIMES: 'Tobacco companies have long known that they need to lasso their new smokers at a very early age. Nearly 450,000 smokers die each year from smoking-related illnesses, and if profits are to be maintained, they have to be replaced. But hardly anyone begins smoking after the age of 18. The average smoker begins at age 13 and becomes a daily smoker by 14 A study this year showed that smoking among teenagers had reached its highest level in nearly two decades. That is not surprising when you consider that tobacco companies spend $6 billion annually to market their obscene product to the young and susceptible. After Joe Camel came on the scene, Camel's market share among underage smokers increased from 0.5% to 32.8%."'

    THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    Joe Camel is an important RJRT marketing campaign for adult smokers. Unfortunately, the anti-tobacco industry has claimed, erroneously, that Joe Camel encourages children to smoke. However, in 1994, the Federal Trade Commission, the federal government agency charged with the regulation of advertising generally and cigarette advertising, specifically, refused to commence a proceeding against Joe Camel. The Federal Trade Commission's decision, set forth in full below, is noteworthy because it came after a multi-year investigation in which all relevant company documents were examined and all relevant data, including data generated by industry critics, were considered and evaluated. The Federal Trade Commission wrote as follows:

       Today, the Commission closes its investigation of the Joe Camel advertising campaign after voting not to issue a complaint. Although it is unusual to comment on our reasons for taking such action, we have decided to explain our decision in light of the statements of our dissenting colleagues and the widespread public interest the matter has generated.

       Although it may seem intuitive to some that the Joe Camel advertising campaign would lead more children to smoke or lead children to smoke more, the evidence to support that intuition is not there. Our responsibility as commissioners is not to make decisions based on intuition but to evaluate the evidence and determine whether there is reason to believe that a proposed respondent violated the law. The Commission has spent a great deal of time and effort reviewing the difficult factual and legal questions raised by this case, including a comprehensive review of relevant studies and statistics. Because the evidence in the record does not provide reason to believe that the law has been violated, we cannot issue a complaint.

       If intuition and concern for children's health were a sufficient basis under the law for bringing a case, we have no doubt that a unanimous Commission would have taken that action long ago. The dispositive issue here, however, was whether the record showed a link between the Joe Camel advertising campaign and increased smoking among children, not whether smoking has an effect on children or whether the health of children is important. Indeed, our concern about the health of children led us to consider every possible avenue to a lawsuit before reaching today's decision.

    The Federal Trade Commission's investigation into the Joe Camel advertising campaign and its report would seem to satisfy the proponent's call for an independent study finding that Joe Camel has not significantly influenced minors to smoke. The facts have not changed since this opinion was issued. Consequently, there is no reason to relinquish an important RJRT campaign for marketing its cigarettes to adult smokers.

    THEREFORE, YOUR BOARD URGES STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL.

             ITEM 9--STOCKHOLDER PROPOSAL ON THE VOLUNTARY ADOPTION
                               OF FDA REGULATIONS

    A stockholder, the New York State Common Retirement Fund, has submitted the following proposal, which will be voted upon at the Annual Meeting if presented by its proponent:

    "WHEREAS, according to the Centers for Disease Control, 75 percent of current smokers became addicted to tobacco by age 18;

    "WHEREAS we believe the marketing of tobacco products through images and promotional activities with special appeal to youth contributes to the rise in underage smoking;

    "WHEREAS we believe the high correlation between tobacco use by young people and the use of other illegal drugs is a major public health concern;

    "WHEREAS every state legislature in the country has taken steps to curb the sale of tobacco to persons under the age of 18;

    "WHEREAS litigation efforts against the tobacco industry to recover public dollars spent to provide medical assistance for those harmed by the consequences of smoking are growing;

    "WHEREAS we believe all of these factors have created a market reaction that has contributed to the volatility of tobacco stock performance;

    "WHEREAS we believe company efforts like Philip Morris' legislative proposal, the Liggett settlement in the CASTANO case and other initiatives to adopt distribution and marketing strategies that are more sensitive to the dangerous effects of youth smoking are evidence of a changing environment and suggest some progress toward resolution of this matter;

    "WHEREAS, in the near term, some institutional investors have devoted resources to conducting risk analyses and responding to proposed regulation of pension fund investments in tobacco;

    "WHEREAS we believe long-term investment strategies must carefully balance risk and reward. Any decision to divest tobacco equities should be taken only after extensive monitoring and due diligence. Responsible resolution of the public health issues underlying the real and perceived market volatility of the tobacco industry is the most desirable outcome of the current public debate;

    "WHEREAS the Food and Drug Administration has promulgated regulations designed to curb access to and the appeal of tobacco products to minors; and

    "WHEREAS some regulations are in litigation and their implementation may be delayed.

    "RESOLVED, that shareholders request that the Board take effective steps to voluntarily implement the Food and Drug Administration's regulations to curb teen smoking."

    The proponent has submitted the following statement in support of his proposal:

    "Growing concern about the public health impact of smoking has resulted in a market situation whereby non-economic factors are contributing to economic uncertainty in companies that manufacture and market tobacco products. Investors are especially uneasy about the fact that companies are realizing profits generated from tobacco sales to minors. We are concerned that failure to resolve these factors will result in protracted litigation, legislatively imposed solutions and adverse public relations consequences-- all of which will negatively impact the long-term profitability of tobacco companies."

    THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    RJRT strongly advocates the enforcement of laws which prohibit youth access to cigarettes. It has developed and sponsored a variety of programs to respond to underage smoking. These programs, among other things, educate retailers about the importance of enforcing laws prohibiting the sale of cigarettes to minors, help parents talk to their children about not smoking, and help youth withstand the peer pressure to smoke.

    In addition to its own and industry programs, RJRT also supports meaningful government initiatives to reduce smoking by minors when they demonstrate realistic potential for achieving this goal and take into account the rights of adults who choose to smoke. For example, RJRT supported regulations issued by the Department of Health and Human Services ("HHS") in early 1996 pursuant to a Congressional mandate to reduce youth access to cigarettes. These regulations call for the states to implement a variety of laws, and they have responded by establishing new minimum age laws for cigarette purchases, restricting access to vending machines, requiring identification to purchase tobacco products and enacting other legislation to prevent minors from buying tobacco products. RJRT believes there is common ground for other initiatives to reduce youth smoking.

    The programs already sponsored by RJRT, industry and government have achieved considerable success in reducing smoking by minors. From 1975 to 1995, a study by the University of Michigan underwritten by the National Institute of Drug Abuse shows that smoking by high school seniors has dropped significantly over the long-term, despite year-to-year fluctuations. The percentage of seniors who had ever used cigarettes or used them in the last 30 days had declined by 12.8% and 8.7%, respectively. Heavier smoking declined even more, with daily smoking declining 19.7% and smoking of a half a pack or more per day declining 30.7%. In fact, the vast majority of youth have never smoked cigarettes and, according to the Centers for Disease Control (the CDC), only 8% of 10-17 year olds in America are smokers, meaning someone who has smoked at least 1 cigarette in the past 30 days, 100 in a lifetime.

    The FDA regulations would not make a meaningful contribution to that trend because they focus on advertising more than on restricting youth access. The Federal Trade Commission has noted that "[w]hen it comes to the cigarette industry in particular, studies again find that advertising has little impact on industry's sales." Cigarette advertising expenditures have risen almost continuously since the Surgeon General's Report of 1964, while the number of cigarettes sold and the percentage of the adult population that smokes have fallen dramatically. Advertising is continually shown to have no effect on the decision to smoke. The key reasons young people start smoking are peer influence and family example--conclusions supported by participants in the FDA's own focus groups as well as by numerous independent surveys and polling results.

    The FDA's advertising restrictions, however, would sharply limit marketing directed to adults. Moreover, some of these rules are arbitrary and impractical. For example, they would allow advertising in SOAP OPERA WEEKLY and POPULAR MECHANICS, but not in SOAP OPERA DIGEST or POPULAR SCIENCE. Other regulations could not be implemented voluntarily, as the proponent suggests, because they require extensive FDA involvement and oversight. More important than these practical concerns, however, is the Company's belief that voluntarily implementing the FDA regulations would adversely affect the tobacco and other industries without reducing youth smoking.

    RJRT believes that the FDA, by adopting these rules, is using an issue of great popular concern, youth smoking, to assert jurisdiction over cigarettes and tobacco generally. If successful, this effort would allow the FDA to limit adult access to cigarettes, authority that the FDA has not disclaimed. The FDA's unprecedented restrictions are not just a concern for the tobacco industry. The regulations are a troubling precedent for consumers and the companies that serve them, even if the industry were to "voluntarily" adopt the FDA regulations as suggested by the proponent. As the Supreme Court recently stated: "The First Amendment directs us to be especially skeptical of regulations that seek to keep people in the dark for what the government perceives to be their own good."

    THEREFORE, YOUR BOARD URGES STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL.

           ITEM 10--STOCKHOLDER PROPOSAL TO "ACCOMPLISH A SEPARATION
                   OF THE CORPORATION'S NON-TOBACCO BUSINESS
                        FROM ALL ITS TOBACCO BUSINESSES
                         NO LATER THAN JANUARY 1, 1998"

    Two stockholders have submitted the following proposal, which will be voted upon at the Annual Meeting if presented by its proponents:

    "WHEREAS, the 1996 Proxy Statement of RJR Nabisco Holdings Corporation states: 'The Board has been and continues to be committed to a spin-off of Nabisco. Management also believes that a majority of our stockholders agree that a spin-off of Nabisco is an attractive option.' The proxy statement continues, 'When the time comes, the Company will be in a position to move quickly to effect the spin-off;'

    "-- The decision of our Company not to acquire 20% of Borden Inc., and to sell 19% of our Nabisco food division to the public was seen by THE WALL STREET JOURNAL as the first step in dividing RJR into completely separate food and tobacco companies (10/31/94);

    "-- Many institutional investors believe our Company's managers are not pursuing this spinoff within a reasonable time frame. They believe our Company would produce better financial returns if our tobacco business would be separated from our other businesses. A 1996 spin-off resolution drew the support of 37.6% of the stockholders;

    "-- Some institutional investors have been uneasy about cigarette companies' potential legal liability for the health problems of smokers, and think that such problems have depressed the share price of tobacco companies' stock (THE NEW YORK TIMES 9/22/94). The recent Florida court award against the tobacco interests in GRADY CARTER V. THE AMERICAN TOBACCO COMPANY saw our shares plummeting 13%, a potential harbinger of the tobaccos companies' future legal liabilities;

    "-- With the demise of the CASTANO class-action law suit, numerous States have initiated law suits against the industry. This increases our Company's exposure to negative litigation. Recent administrative decisions to treat tobacco as an addictive drug continue to suppress tobacco sales and further increase litigation costs;

    "-- A consumer boycott of RJR Nabisco's products has been launched by INFACT, a consumer activist group. It successfully brought infant formula companies to change their practices and General Electric to sell a good portion of its nuclear weapons business. Among INFACT's demands to end the boycott include the Company's need to stop marketing to youth, stop influencing public policy and pay its just share of health care costs associated with tobacco use;

    "-- Many investors believe the stock value would be increased if the tobacco division(s) were separated from the other divisions;

    "-- Spinoffs and break ups like the one that drove up AT&T's stock by 11% in one day 'produced a gold mine in the past two and a half years for divesting companies and investors' (THE WALL STREET JOURNAL 09/30/95).

    "RESOLVED, that the shareholders ask management to take the necessary steps to accomplish a separation of the Corporation's non-tobacco business from all its tobacco businesses no later than January 1, 1998."

    The proponents have submitted the following statement in support of their proposal:

    "On October 31, 1995 our CEO Charles M. Harper [now retired] declared:
'Based on discussions with shareholders, we know that a majority are in favor of a spinoff just as soon as it can be reasonably accomplished.'

    "Support for this resolution will indicate to management shareholders concern that this be accomplished as soon as possible."

    THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    THE BOARD IS ALREADY COMMITTED TO EFFECTING A SPIN-OFF OF NABISCO. The Board is committed to a spin-off of Nabisco and believes that a majority of our stockholders agree that the spin-off is an attractive option. Consequently, the Company has taken significant steps to prepare itself for, and to preserve its ability to effect, a possible spin-off of Nabisco. The Board will be in a position to move quickly to complete the spin-off when the time is right. However, the Board's commitment to the spin-off of Nabisco is premised on the fact that, in order for such a spin-off to be advisable, it must be both in the best interests of the Company and its stockholders and consistent with the Company's public commitments.

    THIS IS NOT THE TIME TO EFFECT A SPIN-OFF OF NABISCO. For the spin-off to be in the best interests of stockholders, it must be accomplished in a manner that, among other things, (i) avoids long litigation delays and the resulting uncertainty and (ii) preserves the financial integrity of both our food and tobacco businesses. In consultation with its independent financial, tax and legal advisors, the Company has carefully considered a spin-off of Nabisco and continues to study its ramifications in light of current developments. For the reasons stated below, the Board believes that now is not the time to spin-off Nabisco and that an inflexible deadline would restrict its ability to respond properly to changing developments affecting the spin-off.

    POTENTIAL LITIGATION BY TOBACCO CLAIMANTS. The Board believes that, in the face of the current status of litigation against tobacco companies, an announcement that the Company is taking steps to effect a spin-off by January 1, 1998 could cause great damage to the Company and its stockholders.

    Since the annual meeting on April 17, 1996, there have been both progress and new challenges in tobacco litigation. The new challenges in tobacco litigation include new cases by individual and class action plaintiffs, additional suits by state attorneys general asserting Medicaid-based claims and the unfavorable jury verdict against Brown and Williamson in GRADY CARTER V. THE AMERICAN TOBACCO COMPANY. Progress has been made, however, and is reflected in the decertification of the CASTANO class action, the favorable jury verdict in ROGERS V. RJR TOBACCO, certain procedural and substantive rulings in the attorney general Medicaid litigation and the recent dismissal of three of the four claims asserted in the Washington Medicaid litigation.

    The Board believes that an attempt to spin off Nabisco at this time could create a significant risk of reversing our progress. Lawyers for the tobacco plaintiffs have stated publicly that they will seek to enjoin an attempted spin-off of Nabisco. An injunction could be sought in any state or federal court in which tobacco claims are currently pending against the Company, and one unfavorable result in any of these cases could be sufficient to prevent a spin-off of Nabisco. More importantly, the Company believes that the granting of an injunction by any such court would engender an enormous amount of negative publicity for the tobacco industry which would likely have a profound negative effect on subsequent tobacco litigation and on the market prices for the Company's securities.

    In order to resolve an injunction claim by tobacco plaintiffs, a court would be called upon to determine, among other things, the likelihood of success of the plaintiffs' claims on the merits. The Company believes that an injunction hearing is an unfavorable setting for a court to assess the merits of the tobacco claims because the court would be called upon to make an expedited determination and would be unlikely to receive all of the evidence necessary to weigh comprehensively the merits of the tobacco claims. Given such concerns, a court may be inclined to grant an injunction to maintain the status quo pending a trial on the merits, particularly in cases where the legal merits of novel causes of action, such as are presented in certain of the attorney general cases, have not previously been tested.

    The Board believes that a record of continuing litigation success will discourage and reduce the amount of pending litigation and result in a more favorable environment for a Nabisco spin-off. A responsible approach to managing the Company's litigation is the best way to enhance the value of the Company's securities.

    THE SPIN-OFF SHOULD BE EFFECTED IN A MANNER WHICH PROTECTS THE FINANCIAL INTEGRITY OF BOTH THE FOOD AND TOBACCO BUSINESSES. In 1995, the Board publicly committed not to spin off Nabisco prior to December 31, 1998 if the spin-off would cause the senior debt of either RJRN or Nabisco to be rated below investment grade. Since then, the Company has restated this commitment in numerous publicly filed and publicly disclosed documents, including offering documents for the sale of securities of the Company, RJRN and Nabisco.

    After consultations with major credit rating agencies, the Company made these public commitments for the benefit of its stockholders. These commitments have permitted the Company to complete significant financial initiatives successfully while maintaining investment grade ratings for its senior debt. Specifically, they enabled Nabisco to complete an initial public offering of its shares and permitted a reallocation of debt between Nabisco and RJRN which allowed Nabisco to obtain long-term debt financing independently of RJRN, reduced consolidated interest expense for both the Company and Nabisco and, most importantly, laid the groundwork for a successful spin-off of Nabisco. In the meantime, these commitments enabled the Company to pay stockholders a cash return on their investment by commencing regular quarterly cash dividends, which the Company increased in 1996 by 23% to $1.85 per share on an annualized basis, and to initiate a significant share repurchase program.

    The Board believes that abrogating these public commitments would be improper and clearly not in the best interests of the Company's stockholders. First, the Board believes that, as a general matter, boards of directors of major public corporations should honor their commitments. Second, based on discussions that the Company has had with credit rating agencies, the Company believes that the announcement of an immediate spin-off would likely have an adverse effect on the Company's and RJRN's credit ratings. Third, the Company believes that it must honor its prior commitments in order to retain the ability to make credible commitments in the future to enable it to effect transactions that may enhance stockholder value. Finally, although its commitments are not contained in written contracts, the Company also believes that an announcement of a spin-off of Nabisco prior to January 1, 1998 could result in lawsuits from purchasers and sellers of the Company's and RJRN's securities who have relied on the Company's public commitments.

    THERE IS NO NEED TO SEND A MESSAGE TO THE BOARD THAT STOCKHOLDERS ADVOCATE A SPIN-OFF OF NABISCO. The Board is aware of, and in agreement with, the majority of stockholders who support a spin-off of Nabisco at a time when it can be effected in a manner that is in the best interests of stockholders. The Board is working to achieve that goal. There is no need for stockholders to vote for the proposal as a message of general stockholder support for a future spin-off. The Board agrees with this message and will continue to work to spin-off Nabisco when it makes sense for both the Company and its stockholders.

    In sum, the Board has determined that making a commitment to separate the stockholders' interest in our food and tobacco companies by January 1, 1998, as the proponents advocate, would be ill-advised. Although the Company is committed to effecting a spin-off of its remaining interest in Nabisco at a time when the spin-off can be consummated in a manner that is in the best interests of the Company and its stockholders, we do not believe that pursuing a spin-off by the inflexible deadline advocated by the proponents would serve stockholders' interests.

    THEREFORE, YOUR BOARD URGES STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL.

               ITEM 11--STOCKHOLDER PROPOSAL ON EQUAL EMPLOYMENT
                             OPPORTUNITY REPORTING

    A stockholder has submitted the following proposal, which will be voted upon at the Annual Meeting if presented by its proponent:

    "In 1994 corporations spent more than $2.2 billion on legal fees and related discrimination settlements. The Equal Employment Opportunity Commission (EEOC) reported that over 155,000 discrimination complaints were filed in 1994. The high cost of legal expenses, the potential loss of government contracts and the financial consequences of a damaged corporate image from discrimination allegations is placing this issue high upon a priority list for shareholders. Companies must better reflect the marketplace, the customer, trading partners, and the diverse workforce through all levels of their organizations.

    "CEOs from 28 major companies have cited changing demographics of the labor force, the diverse national consumer market, and rapid globalization of the marketplace as reasons for expanding diversity. Over 100 major employers publicly report on work diversity and EEO-1 information. Corporate publications available to their shareholders such as: Capital Cities/ABC's COMMITMENT REPORT for shareholders, Kmart Corporation's REFLECTIONS OF AMERICA, U.S. Air's AFFIRMING WORKPLACE DIVERSITY, Amoco's DIVERSE WORK FORCE and Sears' CORPORATE RESPONSIBILITY REPORT, just to name a few, are disclosing EEO statistics for public review.

    "Many California corporations provide this data voluntarily, including all of the regulated utilities and most of the major banks. Southern California Edison, for example, has informed the Glass Ceiling Commission that it supports public reporting of this kind.

    "The bi-partisan Glass Ceiling Commission was established to study and make recommendations on the Glass Ceiling by 1995. Concerned investors have closely watched the development of this study. Secretary of Labor, Robert Reich, and a 21 member Glass Ceiling Commission released a report called "Good For Business:
Making Full Use of the Nation's Human Capital." This report is an important analysis for shareholders because it shows that in the U.S. we select from less than 1/2 the total talent in our workforce. For example, women and minorities who represent over 57% of the workforce represent only 3% of the executive management positions. This is a serious deficiency in our ability to select the most talented people for our top management positions. It affects our competitive position if we stifle this gifted portion of our workforce.

    "Through this resolution, we are asking our Company to report to shareholders the progress we have made and the obstacles we still have to overcome.

    "RESOLVED, that a report shall be prepared at reasonable cost, by September 1996 (sic), excluding confidential information and focusing on the following areas:

    "1. A copy of the consolidated EEO-1 report for 1993, 1994 and 1995 available to shareholders upon request.

    "2. Report the number of discrimination complaints and lawsuits concerning race, gender and the physically challenged. The cost to the Company and shareholders from discrimination lawsuits and alternatives to resolve the issue.

    "3. Report any federal audit, corporate management review, and letter of compliance with corrective measures enacted to protect the Company's government contracts and legal penalties.

    "4. Report to shareholders on the race, ethnicity and gender among top management.

    "5. Describe any policies and programs for the purchase of goods and services from minority-owned and/or female-owned business enterprises."

    THE BOARD RECOMMENDS A VOTE AGAINST THIS PROPOSAL.

    The Company shares with the proponent the belief that expanding opportunities for women and minorities helps the Company find the best executives and vendors, and so build shareholder value. However, unlike the proponent, the Company believes that it should focus on building those opportunities in practice, not on additional regulatory paperwork.

    The Company's and its subsidiaries' strong commitment to equal employment opportunity and workforce diversity is apparent in their policies and programs. Their efforts include the adoption of an equal employment policy and a diversity policy that we convey to employees in a variety of ways. The Company's programs include a diversity training program which teaches the skills necessary for dealing with a diverse workforce. A Workforce Diversity Council at RJRT, whose members span all job levels and enjoy diverse cultural and ethnic backgrounds, serves as a resource for the CEO and executive management. For its part, Nabisco is an active member in the PRESIDENT'S COMMITTEE ON EMPLOYING PEOPLE WITH DISABILITIES. The Company and its subsidiaries participate, both financially and through employee volunteers, in partnerships with numerous educational programs and minority organizations, such as the NATIONAL BLACK MBA CONFERENCE, THE NATIONAL HISPANIC MBA CONFERENCE and THE BLACK DATA PROCESSING ASSOCIATION, which promote opportunities for women and minorities. To further cement our efforts to recruit women and minority executives, the Company and its subsidiaries maintain membership in, sponsor, or offer support to a variety of organizations at the international, national and grassroots levels.

    The external recognition we have received for our diversity achievements includes the U.S. Department of Labor's prestigious national award for "Exemplary Voluntary Efforts." Other initiatives which emphasize the significance the Company places on the hiring and promotion of minorities and women can be found throughout our business units across the United States in activities such as: telecommuting, job sharing, mentor programs, cultural awareness, child care and elder care referral services and flexible work schedules, including discretionary leaves of absence.

    Both of the Company's principal operating subsidiaries recognize the importance of purchasing from women and minority-owned suppliers of goods and services. At RJRT, the program is known as the "Supplier Development Effort." This endeavor has been so successful that the Company has won both state and local awards for its commitment to seeking business opportunities with these suppliers. At Nabisco, the "Building Supplier Diversity" program tracks minority- and women-owned suppliers through databases which enable us to utilize these groups to the fullest.

    The Company and its subsidiaries employ a large U.S. workforce. Yet the Company and its subsidiaries are faced with relatively few charges or lawsuits stemming from claims of discrimination. We believe this accomplishment reflects the Company's vigorous efforts on behalf of equal employment opportunity.

    The proponent has asked the Company to generate significant additional reports and paperwork over and above existing extensive reporting requirements. Given our equal opportunity policies and programs and our continuing efforts to improve them, the significance the Company and its subsidiaries already place on locating and fostering minority and women-owned business enterprises, the commitment invested in diversity awareness and the fact that the Company annually submits detailed statistical information and numerous reports on equal employment opportunity to the federal government, the Board believes that this proposal is burdensome and unnecessary.

    THEREFORE, YOUR BOARD URGES STOCKHOLDERS TO VOTE AGAINST THIS PROPOSAL.

                           CERTAIN LEGAL PROCEEDINGS

    In the fourth quarter of 1995, purported Company stockholders filed, on their own behalf and derivatively on behalf of the Company and Nabisco, three putative class and derivative actions in the Court of Chancery of the State of Delaware in and for New Castle County against members of the Company's Board and the Company and Nabisco, as nominal defendants. The actions were consolidated in December 1995. The plaintiffs allege, among other things, that the individual defendants breached their fiduciary duty and wasted corporate assets by undertaking the debt exchange offer and consent solicitation completed by RJRN and Nabisco, Inc. in June 1995 and by amending Company By-Law provisions concerning the right to call stockholder meetings and procedures for stockholder action by written consent in August 1995. The plaintiffs allege that management took these and other actions to obstruct a spin-off of Nabisco wrongfully, to enrich the defendants at the expense of the Company, its stockholders and Nabisco and to entrench the defendants in the management and control of the Company. By agreement of the parties, the defendants' time to respond to the complaint in these consolidated actions has been extended, most recently, to March 7, 1997. The Company believes that these allegations are without merit and intends to defend the actions vigorously.

                        COST AND METHOD OF SOLICITATION

    The Company will bear the cost of this solicitation. While no precise estimate of this cost can be made at the present time, the Company currently
estimates that it will spend a total of approximately $          for its
solicitation of proxies, including expenditures for attorneys, solicitors, and public relations advisors and advertising, printing, transportation, litigation and related expenses, but excluding the salaries and wages of regular employees and officers and the normal expenses of an uncontested proxy solicitation for
the election of directors. As of            , 1997, the Company has incurred
proxy solicitation expenses of approximately $       . In addition to soliciting
proxies by mail, directors, officers and regular corporate headquarters employees of the Company may solicit proxies in person or by telephone or telecopy. The Company will pay for the cost of these solicitations, but these individuals will receive no additional compensation for these solicitation services. The Company has retained MacKenzie Partners, Inc. ("MacKenzie") at
estimated fees of not more than $       in the aggregate, plus reasonable
out-of-pocket expenses, to participate in the solicitations of proxies and revocations. The Company also has agreed to indemnify MacKenzie against certain liabilities and expenses. The Company estimates that approximately 45 employees of MacKenzie will be involved in the solicitation of proxies on behalf of the Company. The Company will also reimburse brokers, fiduciaries, custodians and other nominees, as well as persons holding stock for others who have the right to give voting instructions, for out-of-pocket expenses incurred in forwarding this proxy statement and related materials to, and obtaining instructions or authorizations relating to such materials from, beneficial owners of the Company's capital stock.

                                 OTHER MATTERS

    The Board has no knowledge of any other matters to be presented at the meeting other than those described herein. If any other matters should properly come before the meeting, it is the intention of the persons designated in the proxy to vote thereon according to their best judgment.

    YOUR VOTE IS VERY IMPORTANT. YOUR BOARD URGES YOU TO MARK, DATE, SIGN AND RETURN THE ENCLOSED WHITE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS SOON AS POSSIBLE.

                                          RJR NABISCO HOLDINGS CORP.

New York, New York
March   , 1997

    If you have any questions or need assistance in voting your shares, please contact MacKenzie Partners, Inc. at their toll free number: 1-800-322-2885.

                                                                       EXHIBIT A

                           RJR NABISCO HOLDINGS CORP.
                         1990 LONG TERM INCENTIVE PLAN
               (AS AMENDED AND RESTATED EFFECTIVE APRIL 16, 1997)

    1. Purpose of Plan

    The RJR Nabisco Holdings Corp. 1990 Long Term Incentive Plan, as amended and restated effective April 16, 1997, subject to the approval of RJRN's shareholders (the "Plan"), is designed:

    (a) to promote the long term financial interests and growth of RJR Nabisco Holdings Corp. and subsidiaries (the "Corporation") by attracting and retaining management personnel with the training, experience and ability to enable them to make a substantial contribution to the success of the Corporation's business;

    (b) to motivate management personnel by means of growth-related incentives to achieve long range goals; and

    (c) to further the identity of interests of participants with those of the stockholders of the Corporation through opportunities for increased stock, or stock-based, ownership in the Corporation.

    2. Definitions

    As used in the Plan, the following words shall have the following meanings:

    (a) "Base Value" means not less than the Fair Market Value on the date a Stock Appreciation Right is granted, or, in the case of a Stock Appreciation Right granted retroactively in tandem with (or in replacement of) an outstanding stock option, not less than the exercise price of such option;

    (b) "Board of Directors" means the Board of Directors of RJRN;

    (c) "Code" means the Internal Revenue Code of 1986, as amended;

    (d) "Committee" means the Compensation Committee of the Board of Directors;

    (e) "Common Stock" or "Share" means common stock of RJRN which may be authorized but unissued, or issued and reacquired;

    (f) "Effective Date" shall have the meaning set forth in Section 12;

    (g) "Exchange Act" means the Securities Exchange Act of 1934, as amended;

    (h) "Fair Market Value" means such value of a Share as reported for stock exchange transactions and/or determined in accordance with any applicable resolutions or regulations of the Committee in effect at the relevant time;

    (i) "Grant Agreement" means an agreement between RJRN and a Participant that sets forth the terms, conditions and limitations applicable to a Grant;

    (j) "Grant" means an award made to a Participant pursuant to the Plan and described in Paragraph 5, including, without limitation, an award of an Incentive Stock Option, Other Stock Option, Stock Appreciation Right, Restricted Stock, Performance Units or Performance Shares or any combination of the foregoing;

    (k) "Incentive Stock Options" shall have the meaning set forth in Section 5(a);

    (l) "Other Stock Options" shall have the meaning set forth in Section 5(b);

    (m) "Options" shall mean Incentive Stock Options and Other Stock Options;

    (n) "Participant" means any employee, or other person having a unique relationship with RJRN or one of its Subsidiaries, to whom one or more Grants have been made and such Grants have not all been forfeited or terminated under the Plan; provided, however, a non-employee director of RJRN or one of its Subsidiaries may not be a Participant;

    (o) "Performance Units" shall have the meaning set forth in Section 5(e);

    (p) "Performance Shares" shall have the meaning set forth in Section 5(f);

    (q) "Restricted Stock" shall have the meaning set forth in Section 5(d);

    (r) "RJRN" means RJR Nabisco Holdings Corp.;

    (s) "Stock Appreciation Rights" shall have the meaning set forth in Section 5(c); and

    (t) "Subsidiary" means any corporation or other entity in which RJRN has a significant equity or other interest as determined by the Committee.

    3. Administration of Plan

    (a) The Plan shall be administered by the Committee or, in lieu of the Committee, the Board of Directors. The Committee may adopt its own rules of procedure, and the action of a majority of the Committee, taken at a meeting or taken without a meeting by a writing signed by such majority, shall constitute action by the Committee. The Committee shall have the power and authority to administer, construe and interpret the Plan, to make rules for carrying it out and to make changes in such rules. Any such interpretations, rules, and administration shall be consistent with the basic purposes of the Plan.

    (b) The Committee may delegate to the Chief Executive Officer and to other senior officers of the Corporation its duties under the Plan, subject to such conditions and limitations as the Committee shall prescribe, except that only the Committee may designate and make Grants to Participants who are subject to
Section 16 of the Exchange Act.

    (c) The Committee may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, RJRN, and the officers and directors of RJRN shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Participants, RJRN and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Grants, and all members of the Committee shall be fully protected by RJRN with respect to any such action, determination or interpretation.

    4. Eligibility

    The Committee may from time to time make Grants under the Plan to such employees, or other persons having a unique relationship with RJRN or any of its Subsidiaries, and in such form and having such terms, conditions and limitations as the Committee may determine. No Grants may be made under this Plan to non-employee directors of RJRN or any of its Subsidiaries. Grants may be granted singly, in combination or in tandem. The terms, conditions and limitations of each Grant under the Plan shall be set forth in a Grant Agreement, in a form approved by the Committee, consistent, however, with the terms of the Plan; provided, however, such Grant Agreement shall contain provisions dealing with the treatment of Grants in the event of the termination, death or disability of a Participant, and may also include provisions concerning the treatment of Grants in the event of a change of control of RJRN.

    5. Grants

    From time to time, the Committee will determine the forms and amounts of Grants for Participants. Such Grants may take the following forms in the Committee's sole discretion:

    (a) Incentive Stock Options--These are stock options within the meaning of
Section 422 of the Code to purchase Common Stock. In addition to other restrictions contained in the Plan, an option granted under this Section 5(a),
(i) may not be exercised more than 10 years after the date it is granted, (ii) may not have an option price less than the Fair Market Value of Common Stock on the date the option is granted, (iii) must otherwise comply with Code Section 422, and (iv) must be designated as an "Incentive Stock Option" by the Committee. The maximum aggregate Fair Market Value of Common Stock (determined at the time of each Grant) with respect to which any Participant may first exercise Incentive Stock Options under this Plan and any Incentive Stock Options granted to the Participant for such year under any plans of RJRN or any Subsidiary in any calendar year is $100,000. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan, the Grant Agreement, and of any applicable guidelines of the Committee in effect at the time.

    (b) Other Stock Options--These are options to purchase Common Stock which are not designated by the Committee as "Incentive Stock Options". At the time of the Grant the Committee shall determine, and shall have contained in the Grant Agreement or other Plan rules, the option exercise period, the option price, and such other conditions or restrictions on the grant or exercise of the option as the Committee deems appropriate. In addition to other restrictions contained in the Plan, an option granted under this Section 5(b), (i) may not be exercised more than 15 years after the date it is granted and (ii) may not have an option exercise price less than the Fair Market Value of Common Stock on the date the option is granted. Payment of the option price shall be made in cash or in shares of Common Stock, or a combination thereof, in accordance with the terms of the Plan and of any applicable guidelines of the Committee in effect at the time. Payment of the option price may also be made by tender of an amount equal to the full exercise price which has been borrowed from RJRN or one of its Subsidiaries if the Participant also authorizes the concurrent sale of the exercised Common Stock by a broker (through an arrangement established by RJRN, or one of its Subsidiaries, for Participants) and repays the borrowing, all in accordance with any applicable guidelines of the Committee.

    (c) Stock Appreciation Rights--These are rights that on exercise entitle the holder to receive the excess of (i) the Fair Market Value of a share of Common Stock on the date of exercise over (ii) the Base Value multiplied by (iii) the number of rights exercised in cash, stock or a combination thereof as determined by the Committee. Stock Appreciation Rights granted under the Plan may, but need not be, granted in conjunction with an Option under Paragraphs 5(a) or 5(b).

    The Committee, in the Grant Agreement or by other Plan rules, may impose such conditions or restrictions on the exercise of Stock Appreciation Rights as it deems appropriate, and may terminate, amend, or suspend such Stock Appreciation Rights at any time. No Stock Appreciation Right granted under this Plan may be exercised more than 15 years after the date it is granted.

    (d) Restricted Stock--Restricted Stock is a Grant of Common Stock or stock units equivalent to Common Stock subject to such conditions and restrictions as the Committee shall determine. Any rights to dividends or dividend equivalents accruing due to a grant of Restricted Stock shall also be determined by the Committee. Grants of Restricted Stock shall be subject to a normal minimum vesting schedule of 3 years. The number of shares of Restricted Stock and the restrictions or conditions on such shares, as the Committee may determine, shall be set forth in the Grant Agreement or by other Plan rules, and the certificate for the Restricted Stock shall bear evidence of the restrictions or conditions.

    (e) Performance Units--These are rights, denominated in cash or cash units, to receive, at a specified future date, payment in cash or stock of an amount equal to all or a portion of the value of a unit granted by the Committee. At the time of the Grant, in the Grant Agreement or by other Plan rules, the Committee must determine the base value of the unit, the performance factors applicable to the determination of the ultimate payment value of the unit as set forth in Section 7 and the period over which performance will be measured.

    (f) Performance Shares--These are rights granted in the form of Common Stock or stock units equivalent to Common Stock to receive, at a specified future date, payment in cash or Common Stock, as determined by the Committee, of an amount equal to all or a portion of the Fair Market Value at which the Common Stock is traded on the last day of the specified performance period of a specified number of shares of Common Stock based on performance during the period. At the time of the Grant, the Committee, in the Grant Agreement or by Plan rules, will determine the factors which will govern the portion of the Grants so payable as set forth in Section 7 and the period over which performance will be measured.

    6. Limitations and Conditions

    (a) The number of shares available for Grants under this Plan shall be 33 million shares of the authorized Common Stock as of the Effective Date. The maximum number of Shares subject to Grants of Options and Stock Appreciation Rights made after December 31, 1996 to any one Participant in any calendar year shall not exceed 2 million shares for each type of Grant, plus any amount of shares that were available within this limit for such type of Grant for any prior year such limitation was in effect and which were not covered by Options or Stock Appreciation Rights granted to such Participant during such year. No more than 3 million shares of Common Stock may be granted as Incentive Stock Options after December 31, 1996. The maximum payment that any one Participant may be paid in respect of any Grant of Performance Units granted for any specified performance period shall not exceed $10 million. The maximum payment that any one Participant may receive in respect of any Grant of Performance Shares granted for any specified performance period shall not exceed 500,000 shares of Common Stock or the cash equivalent thereof. The aggregate maximum number of shares of Common Stock to which Restricted Stock or Performance Shares granted after December 31, 1996 may relate shall not exceed 3 million shares. Shares related to Grants that are forfeited, terminated, cancelled, expire unexercised, settled in cash in lieu of stock, received in full or partial payment of any exercise price or in such manner that all or some of the Shares covered by a Grant are not issued to a Participant, shall immediately become available for Grants. A Grant may contain the right to receive dividends or dividend equivalent payments which may be paid either currently, credited to a Participant or deemed invested in shares or share units of Common Stock. Any such crediting of dividends or dividend equivalents or reinvestment in Shares may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Common Stock equivalents. Subject to the overall limitation on the number of shares of Common Stock that may be delivered under this Plan, the Committee may use available shares of Common Stock as the form of payment for compensation, grants or rights earned or due under any other compensation plans or arrangements of RJRN, including the plan of any entity acquired by RJRN.

    (b) At the time a Grant is made or amended or the terms or conditions of a Grant are changed, the Committee may provide for limitations or conditions on such Grant. RJRN may adopt other compensation programs, plans or arrangements as it deems appropriate.

    (c) Nothing contained herein shall affect the right of the Corporation to terminate any Participant's employment at any time or for any reason.

    (d) Deferrals of Grant payouts may be provided for, at the sole discretion of the Committee, in the Grant Agreements.

    (e) No benefit under the Plan shall, prior to receipt thereof by the Participant, be in any manner liable for or subject to the debts, contracts, liabilities, engagements, or torts of the Participant.

    (f) Except to the extent otherwise provided in any other retirement or benefit plan, any grant under this Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of RJRN or its Subsidiaries and shall not affect any benefits under any other benefit plan of any kind or subsequently in effect under which the availability or amount of benefits is related to level of compensation.

    This Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended. This Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between RJRN and any Participant or beneficiary of a Participant. To the extent any person holds any obligation of RJRN by virtue of an award granted under this Plan, such obligation shall merely constitute a general unsecured liability of RJRN and accordingly shall not confer upon such person any right, title or interest in any assets of RJRN.

    (g) Unless the Committee determines otherwise, no benefit or promise under the Plan shall be secured by any specific assets of RJRN or any of its Subsidiaries, nor shall any assets of RJRN or any of its Subsidiaries be designated as attributable or allocated to the satisfaction of RJRN's obligations under the Plan.

    7. Performance Factors

    The performance factors selected by the Compensation Committee in respect of Performance Units and Performance Shares shall be based on any one or more of the following: price of Common Stock or the stock of any affiliate, shareholder return, return on equity, return on investment, return on capital, return on invested capital, economic profit, economic value added, net income, cash net income, free cash flow, earnings per share, cash earnings per share, operating company contribution or market share. These factors shall have a minimum performance standard below which no amount will be paid and may have a maximum performance standard above which no additional payments will be made. The applicable performance period shall not exceed 10 years.

    8. Adjustments

    (a) In the event of any stock split, spin-off, stock dividend, extraordinary cash dividend, stock combination or reclassification, recapitalization or merger, change in control, or similar event, the Committee may adjust appropriately the number or kind of shares subject to the Plan and available for or covered by Grants, share prices related to outstanding Grants and the other applicable limitations of Section 6(a), and make such other revisions to outstanding Grants and the LTIP as it deems are equitably required.

    (b) In the event of a Change of Control, except as otherwise set forth in the terms of a Grant:

    (i) Options granted pursuant to paragraphs 5(a) or 5(b) hereof shall become fully vested and exercisable; provided, however, that the Committee may make a cash payment to Participants (A) in cancellation of such Options as provided in the applicable Grant Agreements or any amendments or deemed amendments thereto entered into by RJRN and the Participant in such amount as shall be provided in such Grant Agreements or amendments or (B) in lieu of the delivery of shares upon exercise, equal to the product of (x) and (y), where (x) is the excess of the Fair Market Value on the date of exercise over the exercise price, and (y) is the number of Shares subject to the stock options being exercised;

    (ii) Stock Appreciation Rights shall become fully vested and exercisable;

    (iii) Restricted Stock shall have all restrictions removed;

    (iv) Performance Units whose performance period ends after the date of the Change of Control shall become vested as to a percentage of Performance Units granted equal to the number of months (including partial months) in the performance period before the date of the Change of Control, divided by the total number of months in the performance period. The value of the Performance Units shall be equal to the greater of the target value of the Performance Units or the value derived from the actual performance as of the date of the Change of Control;

    (v) Performance Shares whose performance period ends after the date of the Change of Control shall become vested PRO RATA as to the number of Performance Shares granted equal to the number of months

(including partial months) in the performance period before the date of Change of Control, divided by the total number of months in the performance period. The prorated number of Performance Shares derived from the preceding calculation shall be further adjusted by applying the higher of target or actual performance to the date of Change of Control; and

    (vi) The Committee shall have authority to establish or to revise the terms of any such Grant or any other Grant as it, in its discretion, deems appropriate; provided, however, that the Committee may not make revisions that are adverse to the Participant without the Participant's consent unless such revision is provided for or contemplated in the terms of the Grant.

    (c) For purposes of the Plan, a "Change of Control" shall mean the first to occur of the following events:

    (i) an individual, corporation, partnership, group, associate or other entity or "person", as such term is defined in Section 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), other than any employee benefit plans sponsored by RJRN, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 30% or more of the combined voting power of RJRN's outstanding securities ordinarily having the right to vote at elections of directors.

    (ii) individuals who constitute the Board of Directors on October 11, 1995 (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to such date whose election, or nomination for election by RJRN's shareholders, was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of RJRN in which such person is named as a nominee of RJRN for director), but excluding for this purpose any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or person other than RJRN's Board, shall be, for purposes of this paragraph (ii), considered as though such person were a member of the Incumbent Board;

    (iii) the approval by the shareholders of RJRN of a plan or agreement providing (1) for a merger or consolidation of RJRN other than with a wholly-owned subsidiary and other than a merger or consolidation that would result in the voting securities of RJRN outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of RJRN or such surviving entity outstanding immediately after such merger or consolidation, or (2) for a sale, exchange or other disposition of all or substantially all of the assets of RJRN. If any of the events enumerated in this paragraph (iii) occur, RJRN's Board shall determine the effective date of the Change of Control resulting therefrom for purposes of this Plan and the Grants hereunder.

    9. Amendment and Termination

    The Committee shall have the authority to make such amendments to any terms and conditions applicable to outstanding Grants as are consistent with this Plan, provided that, except for adjustments under Paragraph 8(a) hereof, no such action shall modify such Grant in a manner adverse to the Participant without the Participant's consent except as such modification is provided for or contemplated in the terms of the Grant. Except as provided in Section 8(a), the exercise price of any outstanding Option or Stock Appreciation Right may not be adjusted or amended, whether through amendment, cancellation or replacement, unless such adjustment or amendment is properly approved by RJRN's shareholders. Likewise, the share and payment limitations set forth in Section 6(a) cannot be increased, and the minimum Option or Stock Appreciation Right grant price limitations set forth in Sections 5(a), 5(b) and 5(c) cannot be reduced, in either case without proper shareholder approval. Subject to the foregoing,

RJRN's Board of Directors may amend, suspend or terminate this Plan as it deems necessary and appropriate to better achieve the Plan's purpose.

    10. Foreign Options and Rights

    (a) The Committee may make Grants to employees who are subject to the tax laws of nations other than the United States, which Grants may have terms and conditions that differ from the terms thereof as provided elsewhere in the Plan for the purpose of complying with the foreign tax laws. Grants of stock options may have terms and conditions that differ from Incentive Stock Options and Other Stock Options for the purpose of complying with the foreign tax laws.

    (b) The terms and conditions of stock options granted under Paragraph 10(a) may differ from the terms and conditions which the Plan would require to be imposed upon Incentive Stock Options and Other Stock Options if the Committee determines that the Grants are desirable to promote the purposes of the Plan.

    11. Withholding Taxes

    The Corporation shall have the right to deduct from any payment or settlement made under the Plan any federal, state or local income or other taxes required by law to be withheld with respect to such payment.

    12. Effective Date and Termination Dates

    The Plan shall be effective on and as of April 16, 1997, subject to the approval of RJRN's shareholders, and shall terminate ten years later, subject to earlier termination by the Board of Directors pursuant to Paragraph 9. The terms of Grants made on or before the expiration of the Plan shall extend beyond such expiration. Grants made under the Plan prior to the Effective Date shall be governed by the terms of the Plan as in effect on the date such Grant was made.

                             YOUR VOTE IS IMPORTANT

1. If your shares are registered in your own name(s), please sign, date and promptly mail the enclosed WHITE Proxy Card, using the postage-paid envelope provided.

2. If your shares are held in the name of a brokerage firm, bank nominee or other institution, only it can sign a WHITE Proxy Card with respect to your shares and only after receiving your specific instructions. Accordingly, please sign, date and mail the enclosed WHITE Proxy Card in the postage-paid envelope provided. You may also contact the person responsible for your account and give instructions for a WHITE Proxy Card to be issued representing your shares.

  If you have any questions about voting your WHITE Proxy Card or require assistance, please call:

                            MACKENZIE PARTNERS, INC.
                                156 FIFTH AVENUE
                               NEW YORK, NY 10010
                            (212) 929-5500 (COLLECT)
                                       OR
                         CALL TOLL FREE 1-800-322-2885

P R O X Y                                                               [COMMON]

                           RJR NABISCO HOLDINGS CORP.
                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 16, 1997
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, (i) with respect to all shares of Common Stock of RJR Nabisco Holdings Corp. (the "Company") which the undersigned may be entitled to vote, hereby constitutes and appoints each of Steven F. Goldstone, Robert F. Sharpe, Jr. and H. Colin McBride as his true and lawful agent and proxy, with full power of substitution, to represent the undersigned at the 1997 Annual Meeting of Stockholders of the Company and at any adjournments or postponements thereof and to vote such Common Stock on all matters coming before the meeting as set forth below and (ii) with respect to all shares of Series C Conversion Preferred Stock ("PERCS") of the Company (or portions thereof) which the undersigned may be entitled to direct the voting of, hereby directs First Chicago Trust Company of New York, as Depositary, to vote such PERCS as set forth below.

    Election of Directors. Nominees:

    J.T. Chain, Jr.; J.L. Chambers; J.L. Clendenin; S.F. Goldstone; R.J. Groves; L.D. Kozlowski; H.E. Lockhart; J.G. Medlin, Jr. and R.L. Ridgway.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4, 5, 6, 7, 8, 9, 10 AND
11. PLEASE MARK THIS PROXY CARD, FILL IN THE DATE, SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

Change of address:

---------------------------------------------

---------------------------------------------
(If you have written in the above space,
please mark the corresponding box on the
reverse side of this card.)

                                                              (SEE REVERSE SIDE)

/X/ Please mark your votes as in this example.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES AND FOR PROPOSALS 2 AND 3.

       1.  Election of Directors (see reverse) For,       FOR / /    WITHHELD / /
           except withheld from the following
           nominee(s):
           ---------------------------------------------
       2.  Ratify the appointment of Deloitte & Touche    FOR / /    AGAINST / /      ABSTAIN / /
           LLP as independent auditors
       3.  Approve the amendment and restatement of the   FOR / /    AGAINST / /      ABSTAIN / /
           Company's 1990 Long Term Incentive Plan

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4, 5, 6, 7, 8, 9, 10 AND 11.

       4.  Stockholder proposal on testing cigarette      FOR / /    AGAINST / /      ABSTAIN / /
           additives
       5.  Stockholder proposal on maternal smoking       FOR / /    AGAINST / /      ABSTAIN / /
       6.  Stockholder proposal on youth smoking          FOR / /    AGAINST / /      ABSTAIN / /
           programs
       7.  Stockholder proposal on benzo(a)pyrene         FOR / /    AGAINST / /      ABSTAIN / /
       8.  Stockholder proposal on Joe Camel advertising  FOR / /    AGAINST / /      ABSTAIN / /
       9.  Stockholder proposal on FDA regulations        FOR / /    AGAINST / /      ABSTAIN / /
      10.  Stockholder proposal on splitting the food     FOR / /    AGAINST / /      ABSTAIN / /
           and tobacco businesses by January 1, 1998
      11.  Stockholder proposal on EEO reporting          FOR / /    AGAINST / /      ABSTAIN / /

Change of address on Reverse Side / /                     Do not send Annual Report / /

                                                          Please sign exactly as name appears
                                                          hereon. Joint owners should each sign.
                                                          When signing as attorney, executor,
                                                          administrator, trustee or guardian,
                                                          please give full title as such.

                                                          ----------------------------------------
                                                          Signature(s)

                                                          ----------------------------------------
                                                          Date                  Title

   PLEASE DATE, SIGN AND MAIL YOUR WHITE PROXY CARD BACK AS SOON AS POSSIBLE!

                     YOUR SUPPORT IS VERY IMPORTANT TO US!
                         ANNUAL MEETING OF STOCKHOLDERS
                           RJR NABISCO HOLDINGS CORP.
                                 APRIL 16, 1997
         IF YOU HAVE ANY QUESTIONS OR REQUIRE ASSISTANCE, PLEASE CALL:
                            MACKENZIE PARTNERS, INC.
                            (212) 929-5500 (COLLECT)
                                       OR
                         CALL TOLL FREE 1-800-322-2885

P R O X Y                                              [COMMON/$.835 DEPOSITARY]

                           RJR NABISCO HOLDINGS CORP.
                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 16, 1997
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, (i) with respect to all shares of Common Stock of RJR Nabisco Holdings Corp. (the "Company") which the undersigned may be entitled to vote, hereby constitutes and appoints each of Steven F. Goldstone, Robert F. Sharpe, Jr. and H. Colin McBride as his true and lawful agent and proxy, with full power of substitution, to represent the undersigned at the 1997 Annual Meeting of Stockholders of the Company and at any adjournments or postponements thereof and to vote such Common Stock on all matters coming before the meeting as set forth below and (ii) with respect to all shares of Series C Conversion Preferred Stock ("PERCS") of the Company (or portions thereof) which the undersigned may be entitled to direct the voting of, hereby directs First Chicago Trust Company of New York, as Depositary, to vote such PERCS as set forth below.

    Election of Directors. Nominees:

    J.T. Chain, Jr.; J.L. Chambers; J.L. Clendenin; S.F. Goldstone; R.J. Groves; L.D. Kozlowski; H.E. Lockhart; J.G. Medlin, Jr. and R.L. Ridgway.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4, 5, 6, 7, 8, 9, 10 AND
11. PLEASE MARK THIS PROXY CARD, FILL IN THE DATE, SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

Change of address:

---------------------------------------------

---------------------------------------------
(If you have written in the above space,
please mark the corresponding box on the
reverse side of this card.)

                                                              (SEE REVERSE SIDE)

/X/ Please mark your votes as in this example.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES AND FOR PROPOSALS 2 AND 3.

       1.  Election of Directors (see reverse) For,       FOR / /    WITHHELD / /
           except withheld from the following
           nominee(s):
           ---------------------------------------------
       2.  Ratify the appointment of Deloitte & Touche    FOR / /    AGAINST / /      ABSTAIN / /
           LLP as independent auditors
       3.  Approve the amendment and restatement of the   FOR / /    AGAINST / /      ABSTAIN / /
           Company's 1990 Long Term Incentive Plan

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4, 5, 6, 7, 8, 9, 10 AND 11.

       4.  Stockholder proposal on testing cigarette      FOR / /    AGAINST / /      ABSTAIN / /
           additives
       5.  Stock proposal on maternal smoking             FOR / /    AGAINST / /      ABSTAIN / /
       6.  Stockholder proposal on youth smoking          FOR / /    AGAINST / /      ABSTAIN / /
           programs
       7.  Stockholder proposal on benzo(a)pyrene         FOR / /    AGAINST / /      ABSTAIN / /
       8.  Stockholder proposal on Joe Camel advertising  FOR / /    AGAINST / /      ABSTAIN / /
       9.  Stockholder proposal on FDA regulations        FOR / /    AGAINST / /      ABSTAIN / /
      10.  Stockholder proposal on splitting the food     FOR / /    AGAINST / /      ABSTAIN / /
           and tobacco businesses by January 1, 1998
      11.  Stockholder proposal on EEO reporting          FOR / /    AGAINST / /      ABSTAIN / /

Change of address on Reverse Side / /                     Do not send Annual Report / /

                                                          Please sign exactly as name appears
                                                          hereon. Joint owners should each sign.
                                                          When signing as attorney, executor,
                                                          administrator, trustee or guardian,
                                                          please give full title as such.

                                                          ----------------------------------------
                                                          Signature(s)

                                                          ----------------------------------------
                                                          Date                  Title

                               IMPORTANT MESSAGE!

TO FORMER HOLDERS OF $.835 DEPOSITARY SHARES:

- You are entitled to vote at the RJR Nabisco Annual Meeting of Stockholders to be held on April 16, 1997

- You may use the WHITE proxy card attached above to vote. Please vote early!

- If you have any questions about voting, please call MacKenzie Partners, Inc. toll free at 1-800-322-2885.

- Each $.835 Depositary Share formerly owned by you has been converted into one-fifth of a share of RJR Nabisco Common Stock, after adjustment to reflect the April 1995 reverse stock split. The number of shares printed on the attached proxy card is the number of shares of RJR Nabisco Common Stock that you are entitled to receive upon exchange of your certificate(s) representing $.835 Depositary Shares.

- UNTIL THE CERTIFICATES REPRESENTING YOUR $.835 DEPOSITARY SHARES ARE EXCHANGED FOR RJR NABISCO COMMON STOCK, WE CANNOT SEND YOU ANY RJR NABISCO DIVIDENDS. TO DATE, DIVIDENDS AGGREGATING APPROXIMATELY $3.35 PER SHARE OF RJR NABISCO COMMON STOCK HAVE ACCRUED ON YOUR ACCOUNT.

- If you need assistance exchanging your certificates of $.835 Depositary Shares, please contact the Exchange Agent, First Chicago Trust Company of New York, toll-free at 1-800-317-4432 and ask for the Tenders & Exchanges Department.

        Thank you for acting promptly.

                                                      RJR NABISCO HOLDINGS CORP.

P R O X Y                                                        [COMMON/BORDEN]

                           RJR NABISCO HOLDINGS CORP.
                ANNUAL MEETING OF STOCKHOLDERS -- APRIL 16, 1997
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned, (i) with respect to all shares of Common Stock of RJR Nabisco Holdings Corp. (the "Company") which the undersigned may be entitled to vote, hereby constitutes and appoints each of Steven F. Goldstone, Robert F. Sharpe, Jr. and H. Colin McBride as his true and lawful agent and proxy, with full power of substitution, to represent the undersigned at the 1997 Annual Meeting of Stockholders of the Company and at any adjournments or postponements thereof and to vote such Common Stock on all matters coming before the meeting as set forth below and (ii) with respect to all shares of Series C Conversion Preferred Stock ("PERCS") of the Company (or portions thereof) which the undersigned may be entitled to direct the voting of, hereby directs First Chicago Trust Company of New York, as Depositary, to vote such PERCS as set forth below.

    Election of Directors. Nominees:

    J.T. Chain, Jr.; J.L. Chambers; J.L. Clendenin; S.F. Goldstone; R.J. Groves; L.D. Kozlowski; H.E. Lockhart; J.G. Medlin, Jr. and R.L. Ridgway.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4, 5, 6, 7, 8, 9, 10 AND
11. PLEASE MARK THIS PROXY CARD, FILL IN THE DATE, SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

Change of address:

---------------------------------------------

---------------------------------------------
(If you have written in the above space,
please mark the corresponding box on the
reverse side of this card.)

                                                              (SEE REVERSE SIDE)

/X/ Please mark your votes as in this example.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES AND FOR PROPOSALS 2 AND 3.

       1.  Election of Directors (see reverse) For,       FOR / /    WITHHELD / /
           except withheld from the following
           nominee(s):
           ---------------------------------------------
       2.  Ratify the appointment of Deloitte & Touche    FOR / /    AGAINST / /      ABSTAIN / /
           LLP as Independent Auditors

       3.  Approve the amendment and restatement of the   FOR / /    AGAINST / /      ABSTAIN / /
           Company's 1990 Long Term Incentive Plan

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4, 5, 6, 7, 8, 9, 10 AND 11.

       4.  Stockholder proposal on testing cigarette      FOR / /    AGAINST / /      ABSTAIN / /
           additives
       5.  Stockholder proposal on maternal smoking       FOR / /    AGAINST / /      ABSTAIN / /
       6.  Stockholder proposal on youth smoking          FOR / /    AGAINST / /      ABSTAIN / /
           programs
       7.  Stockholder proposal on benzo(a)pyrene         FOR / /    AGAINST / /      ABSTAIN / /
       8.  Stockholder proposal on Joe Camel advertising  FOR / /    AGAINST / /      ABSTAIN / /
       9.  Stockholder proposal on FDA regulations        FOR / /    AGAINST / /      ABSTAIN / /
      10.  Stockholder proposal on splitting the food     FOR / /    AGAINST / /      ABSTAIN / /
           and tobacco businesses by January 1, 1998
      11.  Stockholder proposal on EEO reporting          FOR / /    AGAINST / /      ABSTAIN / /

Change of address on Reverse Side / /                     Do not send Annual Report / /

                                                          Please sign exactly as name appears
                                                          hereon. Joint owners should each sign.
                                                          When signing as attorney, executor,
                                                          administrator, trustee or guardian,
                                                          please give full title as such.

                                                          ----------------------------------------
                                                          Signature(s)

                                                          ----------------------------------------
                                                          Date                  Title

                               IMPORTANT MESSAGE!

TO FORMER HOLDERS OF BORDEN, INC. COMMON STOCK:

    - You are entitled to vote at the RJR Nabisco Annual Meeting of Stockholders to be held on April 16, 1997.

    - You may use the WHITE proxy card attached above to vote. Please vote early!

    - If you have any questions about voting, please call MacKenzie Partners, Inc. toll free at 1-800-322-2885.

    - Each share of Borden common stock reflected in your account is exchangeable for .45829 of a share of RJR Nabisco Common Stock, after adjustment to reflect the April 1995 reverse stock split. The number of shares printed on the attached proxy card is the number of shares of RJR Nabisco Common Stock that you are entitled to receive upon exchange of your Borden, Inc. common stock.

    - UNTIL THE CERTIFICATES REPRESENTING YOUR BORDEN, INC. COMMON STOCK ARE EXCHANGED FOR RJR NABISCO COMMON STOCK, WE CANNOT SEND YOU ANY RJR NABISCO DIVIDENDS. TO DATE, DIVIDENDS AGGREGATING APPROXIMATELY $2.975 PER SHARE OF RJR NABISCO COMMON STOCK HAVE ACCRUED ON YOUR ACCOUNT.

    - If you need assistance exchanging your certificates of Borden common stock, please contact the Exchange Agent, First Chicago Trust Company of New York, toll-free at 1-800-619-1696 and ask for the Tenders & Exchanges Department.

    Thank you for acting promptly.

P R O X Y                                                              [ PERCS ]

                           RJR NABISCO HOLDINGS CORP.
                 ANNUAL MEETING OF STOCKHOLDERS--APRIL 16, 1997
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints each of Steven F. Goldstone, Robert F. Sharpe, Jr. and H. Colin McBride as his true and lawful agent and proxy, with full power of substitution, to represent the undersigned at the 1997 Annual Meeting of Stockholders of RJR Nabisco Holdings Corp. (the "Company") and at any adjournments or postponements thereof and to vote all the shares of Series C Conversion Preferred Stock ("PERCS") of the Company on all matters coming before the meeting as set forth below.

    The undersigned is acting pursuant to instructions from the holders of Series C Depositary Shares, each representing one-tenth of a share of PERCS, and evidenced by depositary receipts issued under the Deposit Agreement, dated as of May 6, 1994, between the Company and the undersigned.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4, 5, 6, 7, 8, 9, 10 AND
11. PLEASE MARK THIS PROXY CARD, FILL IN THE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES AND FOR PROPOSALS 2
                                     AND 3.

     1. Election of Directors

                             FOR                   WITHHELD

J.T. Chain, Jr.
                    ----------------------  ----------------------

J.L. Chambers
                    ----------------------  ----------------------

J.L. Clendenin
                    ----------------------  ----------------------

S.F. Goldstone
                    ----------------------  ----------------------

R.J. Groves
                    ----------------------  ----------------------

L.D. Kozlowski
                    ----------------------  ----------------------

H.E. Lockhart
                    ----------------------  ----------------------

J.G. Medlin, Jr.
                    ----------------------  ----------------------

R.L. Ridgway
                    ----------------------  ----------------------

     2. Ratify the appointment of Deloitte & Touche LLP as Independent Auditors

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

     3. Approve the amendment and restatement of the Company's 1990 Long Term Incentive Plan

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4, 5, 6, 7, 8, 9, 10
                                    AND 11.

     4. Stockholder proposal on testing cigarette additives

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

                                                        [ CONTINUED ON REVERSE ]

     5. Stockholder proposal on maternal smoking

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

     6. Stockholder proposal on youth smoking programs

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

     7. Stockholder proposal on benzo(a)pyrene

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

     8. Stockholder proposal on Joe Camel advertising

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

     9. Stockholder proposal on FDA regulations

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

    10. Stockholder proposal on splitting the food and tobacco businesses by January 1, 1998

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

    11. Stockholder proposal on EEO reporting

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

                                               Please sign exactly as name
                                               appears hereon. Joint owners
                                               should each sign. When signing as
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, please give full title
                                               as such.

                                         _______________________________________
                                               SIGNATURE(S)                 Date

First Chicago Trust Company of New York as
Depositary under a Deposit Agreement dated
5/6/94 between RJR Nabisco Holdings Corp.
and First Chicago Trust Company of New York
14 Wall Street
New York, NY 10005
    HOLDER OF RECORD OF 26,675,000 SHARES
    OF SERIES C CONVERSION PREFERRED STOCK

P R O X Y                                                               [ ESOP ]

                           RJR NABISCO HOLDINGS CORP.
                 ANNUAL MEETING OF STOCKHOLDERS--APRIL 16, 1997
             PROXY SOLICITATION ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints each of Steven F. Goldstone, Robert F. Sharpe, Jr. and H. Colin McBride as his true and lawful agent and proxy, with full power of substitution, to represent the undersigned at the 1997 Annual Meeting of Stockholders of RJR Nabisco Holdings Corp. (the "Company") and at any adjournments or postponements thereof and to vote all the shares of ESOP Convertible Preferred Stock of the Company on all matters coming before the meeting as set forth below.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND AGAINST PROPOSALS 4, 5, 6, 7, 8, 9, 10 AND
11. PLEASE MARK THIS PROXY CARD, FILL IN THE DATE, SIGN AND RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITS NOMINEES AND FOR PROPOSALS 2
                                     AND 3.

     1. Election of Directors

                             FOR                   WITHHELD

J.T. Chain, Jr.
                    ----------------------  ----------------------

J.L. Chambers
                    ----------------------  ----------------------

J.L. Clendenin
                    ----------------------  ----------------------

S.F. Goldstone
                    ----------------------  ----------------------

R.J. Groves
                    ----------------------  ----------------------

L.D. Kozlowski
                    ----------------------  ----------------------

H.E. Lockhart
                    ----------------------  ----------------------

J.G. Medlin, Jr.
                    ----------------------  ----------------------

R.L. Ridgway
                    ----------------------  ----------------------

     2. Ratify the appointment and restatement of Deloitte & Touche LLP as Independent Auditors

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

     3. Approve the amendment to the Company's 1990 Long Term Incentive Plan

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST PROPOSALS 4, 5, 6, 7, 8, 9, 10
                                    AND 11.

     4. Stockholder proposal on testing cigarette additives

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

                                                        [ CONTINUED ON REVERSE ]

     5. Stockholder proposal on maternal smoking

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

     6. Stockholder proposal on youth smoking programs

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

     7. Stockholder proposal on benzo(a)pyrene

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

     8. Stockholder proposal on Joe Camel advertising

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

     9. Stockholder proposal on FDA regulations

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

    10. Stockholder proposal on splitting the food and tobacco businesses by
        1998

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

    11. Stockholder proposal on EEO reporting

         FOR                   AGAINST                 ABSTAIN
----------------------  ----------------------  ----------------------

                                               Please sign exactly as name
                                               appears hereon. Joint owners
                                               should each sign. When signing as
                                               attorney, executor,
                                               administrator, trustee or
                                               guardian, please give full title
                                               as such.

                                         _______________________________________
                                               SIGNATURE(S)                 Date

Bull & Co.
Wachovia Bank of North Carolina, N.A.
Box 3075, Trust Operations
Winston-Salem, NC 27102
    Holder of record of [         ] shares
    of ESOP Convertible Preferred Stock